UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐	Preliminary Proxy Statement
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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

MARKETWISE, INC.
(Name of Registrant as Specified in its Charter)
Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
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☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

MarketWise, Inc.

NOTICE & PROXY STATEMENT

Annual Meeting of Stockholders
June 6, 2024 10:00 a.m. (Eastern Time)

Notice of Annual Meeting of Stockholders To be Held on June 6, 2024
MARKETWISE, INC.
1125 N. Charles Street, Baltimore, MD 21201
Dear Stockholder:
You are cordially invited to attend the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of MarketWise, Inc., a Delaware corporation (the “Company”). The Annual Meeting will be a completely virtual meeting conducted via live webcast at 10:00 a.m. Eastern time on June 6, 2024. You may attend the Annual Meeting online by visiting www.virtualshareholdermeeting.com/MKTW2024. The Annual Meeting will be held for the following purposes:

1	To elect four Class III Directors to serve until the 2027 Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;
2	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and
3	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment of the Annual Meeting.

Holders of record of our outstanding shares of capital stock, composed of Class A common stock and Class B common stock, at the close of business on April 12, 2024, are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting. A complete list of such stockholders will be available for examination by any stockholder for a period of ten days prior to the Annual Meeting for a purpose germane to the meeting by sending an email to ir@marketwise.com, stating the purpose of the request and providing proof of ownership of Company stock. This list of stockholders will also be available on your screen during the Annual Meeting after entering the appropriate password included on your Notice of Internet Availability of Proxy Materials, any proxy card that you received, or on the instructions that accompanied your proxy materials. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.

It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting online, we urge you to vote your shares over the Internet or via the toll-free telephone number, as described in the enclosed materials. If you received a proxy card by mail, you may sign, date and mail the proxy card in the enclosed return envelope. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.
By Order of the Board of Directors
/s/ Scott Forney
Scott Forney
General Counsel and Corporate Secretary
Baltimore, MD
April 26, 2024

Forward Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of federal securities law, and as such are not historical facts. This includes, without limitation, statements regarding our financial position and business strategy, and the plans and objectives of management for our future operations. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this report, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this report.
These forward-looking statements are based on information available as of the date of this report and current expectations, forecasts, and assumptions, and involve a number of judgments, risks, and uncertainties. Additionally, as a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements for any reason, except as may be required under applicable securities laws.

PROXY STATEMENT

MARKETWISE, INC. 1125 N. Charles Street, Baltimore, MD 21201
This proxy statement is furnished in connection with the solicitation by your Board of Directors of MarketWise, Inc. of proxies to be voted at our Annual Meeting of Stockholders to be held at 10:00 a.m. Eastern Time on June 6, 2024 (the “Annual Meeting”), and at any continuation, postponement or adjournment of the Annual Meeting. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting, vote your shares electronically and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/MKTW2024. Instruction regarding how you can vote are included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials.
Holders of record of outstanding shares of capital stock, composed of Class A common stock, par value $0.0001 per share (the “Class A common stock”) and Class B common stock, par value $0.0001 (the “Class B common stock” and, together with the Class A common stock, “Common Stock”), at the close of business on April 12, 2024 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement or adjournment of the Annual Meeting, and will vote together as a single class on all matters presented at the Annual Meeting. As of the Record Date, there were 43,173,283 shares of Class A common stock and 287,592,303 shares of Class B common stock issued and outstanding and entitled to vote at the Annual Meeting, representing 13.1%, and 86.9% combined voting power of our Common Stock, respectively. Each outstanding share of our Common Stock entitles its holder to one vote per share on all matters to be presented to our stockholders.
This proxy statement will be released on or about April 26, 2024 to our stockholders as of the Record Date.
In this proxy statement, “we,” “us,” “our,” the “Company” and “MarketWise” refer to MarketWise, Inc., and, unless otherwise stated, all of its subsidiaries.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON THURSDAY, JUNE 6, 2024.
This Proxy Statement and our 2023 Annual Report to Stockholders are available at www.investors.marketwise.com.

PROPOSALS
At the Annual Meeting, our stockholders will be asked:

1	To elect four Class III Directors to serve until the 2027 Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;
2	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and
3	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment of the Annual Meeting.
We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

RECOMMENDATIONS OF THE BOARD
The Board of Directors (the “Board”) recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of Common Stock will be voted on your behalf as you direct. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted, and the Board unanimously recommends that you vote as follows:

u	FOR the election of four Directors, F. Porter Stansberry, Michael Palmer, Glenn Tongue, and Matthew Smith; and
v	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

INFORMATION ABOUT THIS PROXY STATEMENT

Why you received this proxy statement. You are viewing or have received these proxy materials because MarketWise’s Board is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (the “SEC”) and will help you make an informed decision when voting your shares.
Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, MarketWise is making this proxy statement and its 2023 Annual Report available to its stockholders electronically via the Internet. On or about April 26, 2024, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this proxy statement and our 2023 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2023 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice.
Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.

Householding. The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. (“Broadridge”) at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717.
If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact Broadridge at the above phone number or address.

QUESTIONS AND ANSWERS ABOUT THE 2024 ANNUAL MEETING OF STOCKHOLDERS

WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?
The Record Date for the Annual Meeting was April 12, 2024. You are entitled to vote at the Annual Meeting only if you were a holder of record at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote your shares electronically. Each outstanding share of our Common Stock entitles its holder to one vote per share on all matters presented to our stockholders generally. At the close of business on the Record Date, there were 330,765,586 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.

WHAT IS THE DIFFERENCE BETWEEN BEING A "RECORD HOLDER" AND HOLDING SHARES IN "STREET NAME"?
A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.

AM I ENTITLED TO VOTE IF MY SHARES ARE HELD IN “STREET NAME”?
Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in "street name." If your shares are held in street name, our proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions. If your shares are held in street name, you may not vote your shares online at the Annual Meeting, unless you obtain a legal proxy from your bank or brokerage firm.

HOW MANY SHARES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?
A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, online or by proxy, of the holders of a majority in voting power of Common Stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum.

WHO CAN ATTEND THE 2024 ANNUAL MEETING OF STOCKHOLDERS?
You may attend the Annual Meeting only if you are a MarketWise stockholder who is entitled to vote at the Annual Meeting, or if you hold a valid proxy for the Annual Meeting. The Annual Meeting will be held entirely online to allow for greater participation. You will be able to attend the Annual Meeting and submit your questions by visiting the following website: www.virtualshareholdermeeting.com/MKTW2024. You will also be able to vote your shares electronically at the Annual Meeting.
To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Internet Notice. The meeting webcast will begin promptly at 10:00 a.m. Eastern Time on June 6, 2024. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:45 a.m. Eastern Time, and you should allow ample time for the check-in procedures. If you hold your shares through a bank or broker, instructions should also be provided on the voting instruction card provided by your bank or brokerage firm.

WHY A VIRTUAL MEETING?
We are excited to embrace the latest technology to provide expanded access, and improve communication and cost savings for us and our stockholders. We believe the virtual meeting will enable increased stockholder attendance and participation since stockholders can participate from any location around the world. Furthermore, as part of our effort to maintain a safe and healthy environment for our directors, members of management and stockholders who wish to attend the Annual Meeting, we believe that hosting a virtual meeting is in the best interests of the Company and such attendees of the Annual Meeting.

WHAT IF DURING THE CHECK-IN TIME OR DURING THE ANNUAL MEETING I HAVE TECHNICAL DIFFICULTIES OR TROUBLE ACCESSING THE VIRTUAL MEETING WEBSITE?

We encourage you to access the Annual Meeting approximately 15 minutes in advance to allow ample time for you to log in to the meeting and test your computer audio system. We recommend that you carefully review the above procedures needed to gain admission in advance. Technicians will be ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during check-in or during the meeting, please call the technical support number that will be posted on the meeting login page at www.virtualshareholdermeeting.com/MKTW2024.

WHAT IF A QUORUM IS NOT PRESENT AT THE ANNUAL MEETING?
If a quorum is not present at the scheduled time of the Annual Meeting, (i) the chairman of the Annual Meeting or (ii) a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present electronically or represented by proxy, may adjourn the Annual Meeting until a quorum is present or represented.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE INTERNET NOTICE OR SET OF PROXY MATERIALS?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.

HOW DO I VOTE?
We recommend that stockholders vote by proxy even if they plan to participate in the Annual Meeting and vote electronically during the meeting. If you are a stockholder of record, there are three ways to vote by proxy:

▪by Internet—You can vote at www.proxyvote.com by following the instructions on your Internet Notice or proxy card.

▪by Telephone—You can vote by calling 1-800-690-6903 and following the instructions on your proxy card.

▪by Mail—You can vote by mail by signing, dating and mailing the proxy card, which you may request to receive by mail.
Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time, on June 5, 2024. Stockholders may participate in the Annual Meeting by visiting the website
www.virtualshareholdermeeting.com/MKTW2024 that is included on your Internet Notice, proxy card or in the instructions that accompanied your proxy materials. The Annual Meeting webcast will begin promptly at 10:00 a.m. Eastern Time on June 6, 2024.
Whether or not you expect to attend the Annual Meeting online, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your proxy, you may still decide to attend the Annual Meeting online and vote your shares electronically.
If your shares are held in “street name” through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet and telephone voting may also be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares at the Annual Meeting, you may register to participate and enter the appropriate password included in the voting instruction card provided to you by your bank or brokerage firm. If you hold your shares in street name and you do not receive an appropriate password, you may need to log in to your bank or brokerage firm’s website and select the shareholder communications mailbox to access the meeting and vote. Instructions should also be provided on the voting instruction card provided by your bank or brokerage firm.

CAN I CHANGE MY VOTE AFTER I SUBMIT MY PROXY?
Yes.

If you are a registered stockholder, you may revoke your proxy and change your vote:

▪by submitting a duly executed proxy card bearing a later date;

▪by granting a subsequent proxy through the Internet or telephone;

▪by giving written notice of revocation to the Corporate Secretary of MarketWise prior to the Annual Meeting; or

▪by voting electronically at the Annual Meeting.

Your most recent proxy, whether submitted via the Internet, by telephone, or by mail, is the one that is counted. Your virtual attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Corporate Secretary before your proxy is voted or you vote electronically during the Annual Meeting.
If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote electronically during the Annual Meeting.

WHO WILL COUNT THE VOTES?
A representative from Broadridge Financial Solutions, Inc., our inspector of election, will tabulate and certify the votes.

WHAT IF I DO NOT SPECIFY HOW MY SHARES ARE TO BE VOTED?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are indicated on page 1 of this proxy statement, as well as with the description of each proposal in this proxy statement.

WILL ANY OTHER BUSINESS BE CONDUCTED AT THE ANNUAL MEETING?

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

WILL THERE BE A QUESTION AND ANSWER SESSION DURING THE ANNUAL MEETING?
As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer questions submitted online during the meeting that are pertinent to the Company and the meeting matters, as time permits. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than as a “Guest”) by following the procedures outlined above in “Who can attend the Annual Meeting?” will be permitted to submit questions during the Annual Meeting. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:
▪irrelevant to the business of the Company or to the business of the Annual Meeting;

▪related to material non-public information of the Company, including the status or results of our business since our last Quarterly Report on Form 10-Q;

▪related to any pending, threatened or ongoing litigation;

▪related to personal grievances;

▪derogatory references to individuals or that are otherwise in bad taste;

▪substantially repetitious of questions already made by another stockholder;

▪in excess of the two question limit;

▪in furtherance of the stockholder’s personal or business interests; or

▪out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chair or Corporate Secretary in their reasonable judgment.
Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend the Annual Meeting?”

HOW MANY VOTES ARE REQUIRED FOR THE APPROVAL OF THE PROPOSALS TO BE VOTED UPON AND HOW WILL ABSTENTIONS AND BROKER NON-VOTES BE TREATED?

Proposal	Votes required	Effect of Votes Withheld / Abstentions and Broker Non-Votes

Proposal 1: Election of Directors	The plurality of the votes cast. This means that the four (4) nominees receiving the highest number of affirmative "FOR" votes will be elected as Directors.	Votes withheld and broker non-votes will not be counted and will have no effect.
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the votes cast.	Abstentions and broker non-votes will not be counted and will have no effect.

WHAT IS AN ABSTENTION AND HOW WILL VOTES WITHHELD AND ABSTENTIONS BE TREATED?
A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the proposal regarding the ratification of Deloitte & Touche LLP as our independent registered public accounting firm, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld have no effect on the election of directors. Abstentions have no effect on the ratification of the appointment of Deloitte & Touche LLP.

WHAT ARE BROKER NON-VOTES AND DO THEY COUNT FOR DETERMINING A QUORUM?
Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors. Broker non-votes count for purposes of determining whether a quorum is present.

WHERE CAN I FIND THE VOTING RESULTS OF THE 2024 ANNUAL MEETING OF STOCKHOLDERS?
We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC shortly after the Annual Meeting.

PROPOSALS TO BE VOTED ON

PROPOSAL 1: Election of Directors
At the Annual Meeting, four Class III Directors are to be elected to hold office until the Annual Meeting of Stockholders to be held in 2027 and until each such director’s respective successor is elected and qualified or until each such director’s earlier death, resignation or removal.
The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the four nominees receiving the highest number of affirmative “FOR” votes will be elected as Class III Directors. Votes withheld and broker non-votes are not considered votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.
Our Board currently consists of seven (7) members, which includes our Chief Executive Officer and Chairman F. Porter Stansberry, whose detailed information can be found in the Executive Officer section of this Proxy Statement. Our amended and restated certificate of incorporation and amended and restated bylaws provide that the authorized number of directors shall be fixed from time to time by a resolution of the majority of our board of directors. Our current non-employee directors are:

Name	Age
Van Simmons	72
Matthew Smith	48
Glenn Tongue	65
Matthew Turner	58

As set forth in our Certificate of Incorporation, our Board is divided into three staggered classes of directors of the same or nearly the same number. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election.
The current class structure is as follows: Class I, whose term will expire at the 2025 Annual Meeting of Stockholders; Class II, whose term will expire at the 2026 Annual Meeting of Stockholders; and, Class III, whose current term will expire at the 2024 Annual Meeting of Stockholders, and, if elected at the Annual Meeting, whose subsequent term will expire at the 2027 Annual Meeting of Stockholders. The current Class I Directors are David Eifrig and Van Simmons; the current Class II Director is Matthew Turner; and the current Class III Directors are F. Porter Stansberry, Michael Palmer, Glenn Tongue, and Matthew Smith.
Directors may be removed by our stockholders only for cause, and only by the affirmative vote of the holders of at least a majority of the voting power of our then-outstanding voting stock entitled to vote in the election of directors. Vacancies on our Board can be filled by resolution of our Board. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class shall consist of one-third of the directors. The division of our Board into three classes with staggered three-year terms may have the effect of delaying or preventing changes in control of our Company.
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of Common Stock represented thereby for the election as Class III Directors of the persons whose names and biographies appear below. All of the persons whose names and biographies appear below are currently serving as our directors. In the event any of the nominees should become unable to serve or for good cause will not serve as a director, it is intended that votes will be cast for a substitute nominee designated by the Board or the Board may elect to reduce its size. The Board has no reason to believe that the nominees named below will be unable to serve if elected. Each of the nominees has consented to being named in this proxy statement and to serve if elected.

VOTE REQUIRED
The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the four nominees receiving the highest number of affirmative “FOR” votes will be elected as directors. Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends a vote FOR ALL the Class III Director nominees below.

BOARD NOMINEES FOR CLASS III DIRECTORS FOR A THREE YEAR TERM EXPIRING AT THE 2027 ANNUAL MEETING

Name	Age	Served as a Director Since	Positions with MarketWise
F. Porter Stansberry	51	2023	Chief Executive Officer and Chairman
Michael Palmer	53	2021	Managing Director, Copywriter, and Director
Glenn Tongue	65	2023	Director
Matthew Smith	48	2023	Director

The principal occupations and business experience, for at least the past five years, of each Director nominee are as follows:

Frank Porter Stansberry is the founder of MarketWise. Mr. Stansberry rejoined our Board in September 2023, and has served as our Chief Executive Officer and Chairman of the Board since October 2023. Mr. Stansberry also previously served as Chairman of the Board until 2020. In April 2022, Mr. Stansberry founded Porter & Company, an investment advisory boutique. In addition to his 25+ year career as a financial analyst and publisher, Mr. Stansberry is also the founder of OneBlade, Inc., a men's luxury shaving brand. Mr. Stansberry holds a B.A. in Political Science and Government from the University of Florida. We believe Mr. Stansberry is qualified to serve on our Board of Directors because he has founded several financial publishing companies including MarketWise and worked in a variety of roles in the financial publishing industry for more than 25 years.

Michael Palmer has been our Managing Director and Copywriter since 2008 and has served as a member of our board of directors since July 2021. Mr. Palmer is responsible for helping to develop, train, and mentor copywriting teams at our various businesses, and to also write marketing copy from time to time for these businesses. Mr. Palmer started working in the consumer publishing industry more than 25 years ago, and has worked as an assistant editor, managing editor, copywriter, and head copywriter since then, hiring and training many of the top copywriters at MarketWise today. Mr. Palmer earned a B.A. in English from James Madison University and a M.A. in Publication Design from the University of Baltimore. We believe Mr. Palmer is qualified to serve on our Board of Directors due to his extensive experience in the consumer and financial publishing industry.

Glenn H. Tongue has served as a member of our Board since May 2023. Mr. Tongue is the General Partner of Deerhaven Capital Management and the sole Portfolio Manager of the Deerhaven Fund. Previously he was a General Partner and Co-Manager of T2 Partners Management from April 2004 to July 2012 and was the co-manager of three private investment partnerships: the Tilson Growth Fund, the Tilson Offshore Fund and the T2 Qualified Fund. Mr. Tongue holds an M.B.A. from The Wharton School at the University of Pennsylvania and a B.S. in Electrical Engineering and Computer Science from Princeton University. We believe Mr. Tongue is qualified to serve on our Board of Directors due to his extensive finance experience.

Matthew Smith has served as a member of our Board of Directors since May 2023. Mr. Smith is the founder of Royalty Exchange, Inc., where he has served on the board of directors since 2016 and previously served as the Chief Executive Officer from 2016 until 2021. Mr. Smith has also served on the board of directors of iTime Marketing, Inc. since 2002. Mr. Smith previously served as the Chief Executive Officer of Stansberry & Associates Investment Research, LLC ("Stansberry Research"), one of our financial publishing subsidiaries, from July 2012 until December 2015. Mr. Smith attended the University of Illinois from 1993 to 1995. We believe Mr. Smith is qualified to serve on our Board of Directors due to his prior experience with the Company and in the financial publishing industry.

CONTINUING MEMBERS OF THE BOARD OF DIRECTORS: CLASS I DIRECTORS (TERMS TO EXPIRE AT THE 2025 ANNUAL MEETING)
The current members of the Board who are Class I Directors are as follows:

Name	Age	Served as a Director Since	Positions with MarketWise
David Eifrig	65	2023	Director
Van Simmons	72	2021	Director
The principal occupations and business experience, for at least the past five years, of each Class I Director are as follows:

David Eifrig has served as a member of our Board of Directors since May 2023. Dr. Eifrig joined MarketWise in 2008 and remains one of its most prolific editors. Dr. Eifrig previously spent a decade on wall street working for several major financial institutions, including Goldman Sachs, Chase Manhattan and Yamaichi. Dr. Eifrig received his B.A. in Psychology from the Carleton College in Minnesota, and later received a M.B.A. from Northwestern University’s Kellogg School of Management, graduating with a double major in Finance and International Business. Dr. Eifrig subsequently earned his M.D. from the University of North Carolina at Chapel Hill. We believe Dr. Eifrig is qualified to serve on our Board of Directors because of his extensive experience in the financial publishing industry.

Van Simmons has served as a member of our Board of Directors since July 2021. Mr. Simmons has served as President of David Hall Rare Coins, Inc. since 1991. He also co-founded Collector’s Universe (NASDAQ: CLCT), the leading grading and authentication service to the collectibles market. Mr. Simmons also served on its board of directors from 1999 through 2018. As a rare coin dealer since 1979, Mr. Simmons is widely regarded as a leading authority on coin grading, having pioneered the coin grading standard in use today. Mr. Simmons holds a Masters Professional Director Certification from the American College of Corporate Directors, a public company director education and credentialing organization. We believe Mr. Simmons is qualified to serve on our Board of Directors due to his experience building and managing a successful business and his previous corporate governance experience serving on the board of a public company.

CONTINUING MEMBERS OF THE BOARD OF DIRECTORS: CLASS II DIRECTOR (TERM TO EXPIRE AT THE 2026 ANNUAL MEETING)
The current member of the Board who is a Class II Director is as follows:

Name	Age	Served as a Director Since	Positions with MarketWise
Matthew Turner	58	2023	Director
The principal occupation and business experience, for at least the past five years, of our Class II Director is as follows:

Matthew Turner has served as a member of our Board of Directors since May 2023. Mr. Turner has also served as a member of the board of directors of our largest shareholder, Monument & Cathedral Holdings, LLC, since September 2015, and previously served as the General Counsel of Monument & Cathedral Holdings, LLC from 1997 until 2022. Having served as the former general counsel of a financial publishing and technology company for more than 25 years, we believe Mr. Turner is qualified to serve on our Board of Directors because of his extensive legal and compliance experience in the financial publishing industry.

PROPOSAL 2: Ratification of Appointment of Independent Registered Public Accounting Firm
Our Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending December 31, 2024. Our Board has directed that this appointment be submitted to our stockholders for ratification at the Annual Meeting. Although ratification of our appointment of Deloitte is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.
Deloitte also served as our independent registered public accounting firm for the fiscal year ended December 31, 2023. Neither Deloitte nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit related services. A representative of Deloitte is expected to attend the Annual Meeting, have an opportunity to make a statement if he or she desires to do so, and be available to respond to appropriate questions from stockholders.
In the event that the appointment of Deloitte is not ratified by the stockholders, the Audit Committee will consider this fact when it appoints the independent auditors for the fiscal year ending December 31, 2024. Even if the appointment of Deloitte is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the interests of MarketWise.

VOTE REQUIRED
This proposal requires the approval of the affirmative vote of the holders of a majority in voting power of the votes cast. Abstentions will have no effect on the proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of Deloitte, we do not expect any broker non-votes in connection with this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

REVIEW BY AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The Audit Committee has reviewed the audited consolidated financial statements of MarketWise, Inc., a Delaware corporation (the “Company”) for the fiscal year ended December 31, 2023 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission.
The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company.
Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
Glenn Tongue (Chair)

Van Simmons
Matt Turner

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS
Independent Registered Public Accounting Firm

The following is a summary of fees paid or to be paid to the firm of Deloitte for services rendered:

	Year Ended December 31,
(in thousands)	2023	2022
Audit Fees	$1,929	$2,344
Audit-Related Fees	—	413
Tax Fees	1,217	1,523
All Other Fees	2	31
Total	$3,148	$4,311

Audit Fees consist of fees associated with our annual audit and the review of our quarterly reports on Form 10-Q in 2023 and 2022.

Audit-Related Fees consist of fees billed in relation to our S-3 registration statement and due diligence engagements.

Tax Fees consist of fees related to tax compliance, tax advice and planning.

All Other Fees consist of fees related to our subscription to Deloitte’s accounting research tool.

AUDIT COMMITTEE PRE-APPROVAL POLICY AND PROCEDURES
Our Audit Committee’s charter provides that the Audit Committee, or the chair of the Audit Committee, must pre-approve any audit or non-audit services provided to us by our independent registered public accounting firm, unless the engagement is entered into pursuant to appropriate pre-approval policies established by the Audit Committee or if the services fall within available exceptions under SEC rules. Without limiting the foregoing, the Audit Committee may delegate authority to one or more independent members of the Audit Committee to grant pre-approvals of audit and permitted non-audit services, and any such pre-approvals must be presented to the full Audit Committee at its next scheduled meeting.

EXECUTIVE OFFICERS
The following table identifies our current executive officers:

Name	Age	Position
F. Porter Stansberry	51	Chief Executive Officer
Chad Curlett	52	Chief Operating Officer
Erik Mickels	47	Chief Financial Officer
Marco Galsim	50	Chief Information Officer
Scott Forney	39	General Counsel and Corporate Secretary

Executive Officers

Frank Porter Stansberry is the founder of MarketWise. Mr. Stansberry rejoined our Board in September 2023, and has served as our Chief Executive Officer and Chairman of the Board since October 2023. Mr. Stansberry previously served as Chairman of the Board until December 2020. In April 2022, Mr. Stansberry founded Porter & Company, LLC ("Porter & Company"), an investment advisory boutique. In addition to his 25+ year career as a financial analyst and publisher, Mr. Stansberry is also the founder of OneBlade, Inc., a men's luxury shaving brand. Mr. Stansberry holds a B.A. in Political Science and Government from the University of Florida.

Charles N. ("Chad") Curlett, Jr. has served as our Chief Operating Officer since November 2023. Mr. Curlett is also the Founder and Managing Member of Curlett LLC, where he has served as outside General Counsel to Porter & Company, LLC since April 2022. Previously, Mr. Curlett served as a Partner and Vice Chair of the Criminal Defense and Investigations Practice Group at Rosenberg Martin Greenberg, LLP from January 2019 until April 2022, and as Managing Partner of Levin & Curlett LLC from October 2011 until December 2018. Mr. Curlett holds a J.D. from Brooklyn Law School, an LL.M. from Leiden University in the Netherlands, and a B.A. in English from Johns Hopkins University.

Erik Mickels has served as our Chief Financial Officer since August 2023. Prior to his appointment, since 2016, Mr. Mickels served as Group Chief Financial Officer and Senior Vice President of Trilogy International Partners, Inc. (“Trilogy”), a wireless telecommunications company and member of the TSX Venture Exchange. Mr. Mickels previously served as Vice President of Finance and Chief Accounting Officer of Trilogy from 2015 to 2016, and as Vice President and Corporate Controller of Trilogy from 2014 to 2015. Prior to joining Trilogy, from 2000 to 2014, Mr. Mickels served in senior positions at KPMG LLP. Mr. Mickels holds a B.S in Accounting from Hillsdale College, is a graduate of the Advanced Management Program at Harvard Business School, and is a Certified Public Accountant.

Marco Galsim has served as our Chief Information Officer since 2020, after serving as the Head of Technology for seven years. He provides leadership for the development of innovative, robust, scalable, and secure technology infrastructure. During his time with us, he spearheaded the full technology infrastructure transition into the cloud. Mr. Galsim has more than 20 years of experience in the technology space, having held a variety of technology positions at the Videology Group, AOL, Stanley Black and Decker, and Manugistics. Mr. Galsim holds a B.S. in Industrial Management Engineering with a minor in Mechanical Engineering from De La Salle University.

Scott Forney has served as our General Counsel and Corporate Secretary since November 2023, after serving as our Assistant General Counsel from 2019 to 2023. Before joining MarketWise, Mr. Forney served as an attorney at several boutique law firms from 2014 to 2018. Mr. Forney holds a J.D. from the University of Maryland Francis King Carey School of Law, and a B.S. in Finance from Salisbury University.

Term of Executive Officers

Our Chief Executive Officer was appointed by and serves at the discretion of the Board. In accordance with our Bylaws, the Board has delegated the power to appoint and remove each other executive officer to our Chief Executive Officer.

Board of Directors

Please see the biographies and term information for each director set forth in Proposal 1 of this proxy statement.

CORPORATE GOVERNANCE

GENERAL
Our Board has adopted Corporate Governance Guidelines, a Code of Conduct and Business Ethics and charters for our Nominating and Corporate Governance Committee, Audit Committee and Compensation Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of MarketWise. You can access our current committee charters, our Corporate Governance Guidelines and our Code of Conduct and Business Ethics in the “Governance” section of the “Investor Relations” page of our website located at www.investors.marketwise.com, or by writing to our Corporate Secretary at our offices at 1125 N. Charles Street, Baltimore, MD 21201.

BOARD COMPOSITION

Our Board is divided into three classes. Each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified. Upon expiration of the term of a class of directors, directors for that class will be elected for three-year terms at the annual meeting of stockholders in the year in which that term expires. Each director will hold office until his or her successor is elected and qualified or until his or her earlier death, resignation, retirement, disqualification, or removal from office. Directors may be removed by our stockholders only for cause, and only by the affirmative vote of the holders of at least a majority of the voting power of our then-outstanding voting stock entitled to vote in the election of directors. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. This classification of our Board may have the effect of delaying or preventing changes in control of our company.

Our Board presently has seven (7) members. The current class structure is as follows: Class I, whose terms will expire at the 2025 Annual Meeting of Stockholders; Class II, whose terms will expire at the 2026 Annual Meeting of Stockholders; and Class III, whose terms will expire at the 2024 Annual Meeting of Stockholders, and if elected at the Annual Meeting, whose subsequent terms will expire at the 2027 Annual Meeting of Stockholders. The current Class I Directors are David Eifrig and Van Simmons; the current Class II Directors are Matthew Turner; and the current Class III Directors are F. Porter Stansberry, Michael Palmer, Glenn Tongue, and Matthew Smith.

DIRECTOR INDEPENDENCE

Our Board has undertaken a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board has determined that Van Simmons, Matthew Smith, Glenn Tongue, and Matthew Turner, representing four of our seven directors, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is "independent" as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the Nasdaq Global Market. In making this determination, our Board considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

BOARD DIVERSITY MATRIX
The Company does not have a policy regarding the consideration of diversity in identifying nominees for director. Instead, as discussed below, the Corporate Governance Committee identifies and considers all candidates equally who have demonstrated notable or significant achievements in business, education or public service; possess the requisite intelligence, education and experience to make a significant contribution to the Board and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and who have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the shareholders.

Board Diversity Matrix (As of April 12, 2024)
Total Number of Directors	7

Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	—	3	—	4

Part II: Demographic Information
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	—	3	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	4

Board Diversity Matrix (As of May 19, 2023)
Total Number of Directors	10

Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	1	7	—	2

Part II: Demographic Information
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	7	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	1

DIRECTOR CANDIDATES
The Nominating and Corporate Governance Committee is primarily responsible for identifying and reviewing the qualifications of potential director candidates, recommending to the Board those candidates to be nominated for election to the Board and filling vacancies on the Board.
To facilitate the search process for director candidates, the Nominating and Corporate Governance Committee may solicit our current directors and executives for the names of potentially qualified candidates or may ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders. Once potential candidates are identified, the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from the Company and potential conflicts of interest, and determines if candidates meet the qualifications desired by the Nominating and Corporate Governance Committee of candidates for election as director.
In accordance with our Corporate Governance Guidelines, in evaluating the suitability of individual candidates, the Nominating and Corporate Governance Committee will consider (i) minimum individual qualifications, including a high level of personal and professional integrity, strong ethics and values and the ability to make mature business judgments and (ii) all other factors it considers appropriate, which may include experience in corporate management, experience as a board member of other public companies, relevant professional or academic experience, leadership skills, financial and accounting background, executive compensation background and whether the candidate has the time required to fully participate as a director of the Company. Our Corporate Governance Guidelines provide that the Board should monitor the mix of specific experience, qualifications and skills of its directors in order to assure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure.
Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, MarketWise, Inc., 1125 N. Charles Street, Baltimore, MD 21201. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

COMMUNICATIONS FROM INTERESTED PARTIES
The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Our Corporate Secretary is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the directors as he considers appropriate.
Anyone who would like to communicate with, or otherwise make his or her concerns known directly to the Board, the chairman of any of the Audit, Nominating and Corporate Governance, and Compensation Committees, or to the independent directors as a group, may do so by addressing such communications or concerns to the Corporate Secretary of the Company, 1125 N. Charles Street, Baltimore, MD 21201, who will forward such communications to the appropriate party. Such communications may be done confidentially or anonymously.

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT
Our Board exercises its discretion in combining or separating the roles of Chairman of the Board and Chief Executive Officer as it deems appropriate in light of prevailing circumstances. We believe that we, like many U.S. companies, are well-served by a flexible leadership structure. Currently, the roles are combined, with Mr. Stansberry serving as Chairman of the Board and Chief Executive Officer. Our Board has determined that combining the roles of Chairman of the Board and Chief Executive Officer is best for our Company and its stockholders at this time because it promotes unified leadership by Mr. Stansberry and allows for a single, clear focus for management to execute the Company’s strategy and business plans. Our Board is comprised of individuals with extensive experience in finance, the publishing industry and public company management. For these reasons and because of the strong leadership of Mr. Stansberry as Chairman of the Board and Chief Executive Officer, our Board has concluded that our current leadership structure is appropriate at this time. However, our Board will continue to consider whether the positions of Chairman of the Board and Chief Executive Officer should be separated or combined at any given time as part of our succession planning process.
Our Corporate Governance Guidelines provide that, whenever our Chairman of the Board is also our Chief Executive Officer or is a director that does not otherwise qualify as an independent director, the Board will elect a lead independent director to preside at the meetings of Independent Directors. The full list of responsibilities of our lead independent director may be found in our Corporate Governance Guidelines. Our current lead independent director is Glenn Tongue.
Risk assessment and oversight are an integral part of our governance and management processes. Our management is responsible for our day-to-day risk management activities. Our Board oversees the implementation of risk mitigation strategies by management and encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks we face, including cybersecurity risks. Throughout the year, senior management reviews these risks with the Board at regular board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks. Our Board is apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions. Our Board administers this oversight function, including the oversight of cybersecurity risks, directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. The Board does not believe that its role in the oversight of our risks affects the Board’s leadership structure.

ANTI-HEDGING POLICY
Our Board has adopted an Insider Trading Policy, which applies to all of our directors, officers, employees and contractors. The policy prohibits our directors, officers, employees, contractors and any entities they control from engaging in all hedging or monetization transactions, such as zero-cost collars and forward sale contracts, involving the Company’s equity securities.

CODE OF CONDUCT AND BUSINESS ETHICS
Our Board has adopted a Code of Conduct and Business Ethics that contain the ethical principles by which our Chief Executive Officer and Chief Financial Officer, among others, are expected to conduct themselves when carrying out their duties and responsibilities. A copy of our Code of Conduct and Business Ethics is available on our website at www.investors.marketwise.com. We will provide a copy of our Code of Conduct and Business Ethics to any person, without charge, upon request, by writing to, MarketWise, Inc., 1125 N. Charles Street, Baltimore, MD 21201 (telephone number (888) 261-2693). We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of our Code of Conduct and Business Ethics by posting such information on our website at www.marketwise.com.

ATTENDANCE BY MEMBERS OF THE BOARD OF DIRECTORS AT MEETINGS
Our Board of Directors — Shareholder Communication and Engagement Policy provides that each of our directors is expected to attend our Annual Meeting of Stockholders, absent a compelling reason. Nine directors who were on our Board at the time attended our 2023 Annual Meeting of Stockholders.
There were twelve meetings of the Board during the fiscal year ended December 31, 2023. During the fiscal year ended December 31, 2023, each director attended at least 75% of the aggregate of (i) all meetings of the Board and (ii) all meetings of the committees on which the director served during the period in which he or she served as a director.
Under our Corporate Governance Guidelines, which is available on our website at www.investors.marketwise.com, a director is expected to spend the time and effort necessary to properly discharge his or her responsibilities. Accordingly, a director is expected to regularly prepare for and attend meetings of the Board and all committees on which the director sits (including separate meetings of the independent directors), with the understanding that, on occasion, a director may be unable to attend a meeting. A director who is unable to attend a meeting of the Board or a committee of the Board is expected to notify the Chairman of the Board or the Chair of the appropriate committee in advance of such meeting, and, whenever possible, participate in such meeting via teleconference in the case of an in-person meeting.

EXECUTIVE SESSIONS
The independent members of the Board meet in regularly scheduled executive sessions. Such meetings are presided over by our Chair or lead independent director, as applicable.

COMMITTEES OF THE BOARD
Our Board has established three standing committees—Audit, Compensation and Nominating and Corporate Governance—each of which operates under a written charter that has been approved by our Board. The members of each of the committees is set forth below:

Audit Committee	Compensation Committee	Nominating and Governance Committee
Glenn Tongue	Van Simmons	Matthew Turner
Van Simmons	Matthew Smith	Van Simmons
Matthew Turner	Glenn Tongue	Glenn Tongue

AUDIT COMMITTEE

The Audit Committee’s responsibilities include:
▪appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;
▪overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;
▪reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
▪assisting our Board in overseeing our internal control over financial reporting and disclosure controls and procedures;
▪reviewing the effectiveness of our risk management policies;
▪reviewing legal, regulatory and compliance matters that could have a significant impact on our financial statements;
▪meeting independently with our internal auditing staff, if any, and independent registered public accounting firm and management;
▪reviewing and approving or ratifying related-person transactions; and
▪preparing the audit committee report required by SEC rules.
The members of our Audit Committee are Glenn Tongue, Van Simmons and Matthew Turner, each of whom meets the requirements for financial literacy under the Nasdaq rules. Glenn Tongue serves as the chairman of the committee. We undertook a review of the independence of the directors named above and have determined that each of the members of the Audit Committee meets the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the applicable Nasdaq rules, and that Glenn Tongue is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K and has the requisite financial sophistication as defined under the applicable Nasdaq rules.

The Audit Committee met 6 times during the fiscal year ended December 31, 2023.

Our Board adopted a written charter for the Audit Committee, which is available on our website.

COMPENSATION COMMITTEE

The Compensation Committee’s responsibilities include:
▪reviewing and approving the compensation of our Chief Executive Officer and other executive officers and, in the case of our Chief Executive Officer, recommending for approval by the Board the compensation of our Chief Executive Officer;
▪developing and administering our equity incentive plans;
▪reviewing and making recommendations to our Board with respect to director compensation;
▪reviewing and discussing annually with management, and recommending to our Board, our “Compensation Discussion and Analysis,” to the extent required; and
▪preparing the annual compensation committee report required by SEC rules, to the extent required.
The members of our Compensation Committee are Van Simmons, Matthew Smith, and Glenn Tongue. Van Simmons serves as the chairman of the committee. We undertook a review of the independence of the directors named above and have determined that each of the members of the Compensation Committee is “independent” as defined under the applicable Nasdaq rules. We undertook a review and determined that Van Simmons, Matthew Smith, and Glenn Tongue are “non-employee directors” as defined in Rule 16b-3 promulgated under the Exchange Act. To the extent necessary or advisable for purposes of Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), a minimum of two compensation committee members shall qualify as “outside directors” within the meaning of such section.

The Compensation Committee met 13 times during the fiscal year ended December 31, 2023.

Our Board adopted a written charter for the Compensation Committee, which is available on our website.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Nominating and Corporate Governance Committee’s responsibilities include:
•identifying individuals qualified to become members of our Board;
•recommending to our Board the persons to be nominated for election as directors and to each Board committee;
•reviewing and recommending to our Board’s corporate governance principles, procedures, and practices, and reviewing and recommending to our Board proposed changes to our corporate governance principles, procedures, and practices from time to time; and
•reviewing and making recommendations to our Board with respect to the composition, size and needs of our Board.
The members of our Nominating and Corporate Governance Committee are Matthew Turner, Van Simmons, and Glenn Tongue. Matthew Turner serves as the chairman of the committee. We undertook a review of the independence of the directors named above and have determined that each of the members of the Nominating and Corporate Governance Committee is “independent” as defined under the applicable Nasdaq rules.
The Nominating and Corporate Governance Committee met 8 times during the fiscal year ended December 31, 2023.

Our Board adopted a written charter for the Nominating and Corporate Governance Committee, which is available on our website.

EXECUTIVE COMPENSATION
This section discusses the material components of the executive compensation program for our executive officers who are named in the “Summary Compensation Table” below. In 2023, our “named executive officers” and their positions were as follows:

▪F. Porter Stansberry, Chief Executive Officer and Chairman

▪Amber Mason, former Chief Executive Officer and former Director

▪Stephen Sjuggerud, former Interim Chief Executive Officer and former Director

▪Erik Mickels, Chief Financial Officer

▪Marco Galsim, Chief Information Officer

▪Marco Ferri, former Chief Business Development Officer; and

▪Gary Anderson, former General Counsel.

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the compensation of our named executive officers during the fiscal year ended December 31, 2023:

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)		Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total
F. Porter Stansberry, Chief Executive Officer and Chairman	2023	1	—		—		—		107,550	(1)	107,551
Amber Mason, former Chief Executive Officer and former Director	2023	388,656	—		—		—		1,733,000	(2)	2,121,656
Stephen Sjuggerud, former Interim Chief Executive Officer and former Director	2023	284,274	—		—		188,000	(3)	—		472,274
	2022	529,861	—		—		—		9,150		539,011
Erik Mickels, Chief Financial Officer	2023	171,154	500,000	(4)	690,000	(5)	—		159,472	(6)	1,520,626
Marco Galsim, Chief Information Officer	2023	418,654	127,532	(7)	222,500	(5)	—		—		768,686
	2022	314,038	125,936	(8)	270,769	(9)	—		9,054		719,797
Marco Ferri, former Chief Business Development Officer	2023	392,473	—		—		131,000	(11)	1,137,765	(11)	1,661,238
	2022	500,000	—		—		343,000	(12)	9,150		852,150
Gary Anderson, former General Counsel	2023	421,195	—		—		—		1,501,258	(13)	1,922,453
______________
(1)Mr. Stansberry was appointed to the Board in September 2023, and accordingly, he earned cash retainer fees and was granted restricted stock units ("RSUs") as compensation for his Board service prior to his appointment as Chief Executive Officer in October 2023. The total includes cash retainer fees of $6,522 and RSUs of $101,028, which reflects the full grant-date fair value of the RSUs granted during 2023 in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. Assumptions used in calculating these amounts are described in Note 11 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023.
(2)Amount includes Ms. Mason’s relocation bonus of $400,000, as further described in “2023 Bonuses" below and the separation payment of $1,333,000 made in connection with Ms. Mason’s termination of employment, as further described in "Executive Compensation — Employment Agreements — Amber Mason."
(3)Amount reflects Dr. Sjuggerud’s discretionary bonus, as further described in “2023 Bonuses."
(4)Amount reflects Mr. Mickels’ cash incentive bonus, as further described in “2023 Bonuses.”
(5)Amount reflects the full grant-date fair value of RSUs granted during 2023 in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. Assumptions used in calculating these amounts are described in Note 11 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023.
(6)Amount includes Mr. Mickels’ pro rata relocation bonus of $99,452 attributable to 2023, as further described in “2023 Bonuses” and Mr. Mickels' temporary housing reimbursement of $60,020.
(7)Amount includes Mr. Galsim’s discretionary bonus of $125,000, as further described in “2023 Bonuses" and standard employee milestone and longevity awards of $2,532.
(8)Amount includes Mr. Galsim’s discretionary bonus of $125,000, as further described in “2023 Bonuses" and standard employee milestone and longevity awards of $936.
(9)Amount reflects the full grant-date fair value of RSUs granted during 2022 in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. Assumptions used in calculating these amounts are described in Note 11 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022.
(10)Amount reflects Mr. Ferri’s acquisition bonus earned for 2023, as further described in “2023 Bonuses.”
(11)Amount includes separation payment made in connection with Mr. Ferri’s termination of employment, as further described in "Executive Compensation — Employment Agreements — Marco Ferri."
(12)Amount reflects Mr. Ferri’s acquisition bonus earned for 2022, as further described in “2022 Bonuses.”
(13)Amount includes separation payment made in connection with Mr. Anderson’s termination of employment, as further described in "Executive Compensation — Employment Agreements — Gary Anderson."

2023 Salaries
The named executive officers receive a base salary to compensate them for services rendered to us. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting each executive’s skill set, experience, role, and responsibilities.
In 2023, the annual base salary of Mr. Galsim increased from $315,000 to $425,000 effective as of January 10, 2023.
Mr. Stansberry voluntarily elected to receive, and the Board agreed to pay Mr. Stansberry, an annual base salary of $1.00.
2023 Bonuses
In 2023, the named executive officers were all eligible to receive an annual executive bonus payment from us. These bonus payments were determined by us based on our overall performance for the year, as well as each individual’s performance, subject to each named executive officer’s continued employment through the payment date.
Ms. Mason received a relocation bonus of $400,000.
Dr. Sjuggerud received a discretionary bonus of $188,000 for 2023.
Mr. Mickels received a cash incentive bonus of $500,000 for 2023 and a relocation bonus of $124,932 for 2023.
Mr. Galsim received a discretionary executive bonus of $125,000 for each of 2023 and 2022.
Pursuant to his employment agreement, Mr. Ferri was eligible to receive a cash bonus based the Company's (a) acquisition of a target company and/or (b) formation of a successful joint venture. With respect to acquisitions, Mr. Ferri was entitled to receive a cash bonus of up to 5% of the enterprise value of the target entity, subject to his continued employment through the payment date. With respect to joint ventures, Mr. Ferri was entitled to receive a cash bonus based on the aggregate net sales of the joint venture during the first 12 months, subject to his continued employment through the payment date. Mr. Ferri earned a bonus of $131,000 with respect to 2023 as a result of the successful acquisition of Buttonwood Publishing in 2022 and $343,000 with respect to 2022 as a result of the successful acquisitions of Chaikin in 2021 and Buttonwood Publishing in 2022.

Mason was eligible to receive an annual cash incentive bonus, subject to annual review by the Compensation Committee, in an amount equal to 1.5% of net income of the Company, up to a maximum of $2.25 million dollars, and she was also eligible for a discretionary bonus of up to an additional .25% of net income of the Company (payable in cash and/or equity). However, as a result of her resignation in October 2023, Ms. Mason did not receive an annual bonus for 2023.

The annual cash bonuses awarded to each named executive officer for 2023 are set forth above in the “Summary Compensation Table” in the columns entitled “Bonus” and “Non-Equity Incentive Plan Compensation.”

Equity Compensation

We can make grants of incentive compensation to our employees, consultants and non-employee directors pursuant to the MarketWise, Inc. 2021 Incentive Award Plan (the “2021 Incentive Award Plan”) in the form of stock options, which may be either incentive stock options or non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units and other stock or cash-based awards.

Mr. Mickels received grants under the 2021 Incentive Award Plan of 500,000 Restricted Stock Units on September 8, 2023. Mr. Galsim received grants under the 2021 Incentive Award Plan of 125,000 Restricted Stock Units on March 15, 2023 and 153,846 Restricted Stock Units on December 16, 2022.

Other Elements of Compensation

Health/Welfare Plans. All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans, including:

▪medical, dental, and vision benefits;
▪health savings accounts;
▪medical and dependent care flexible spending accounts;
▪short-term and long-term disability insurance; and
▪life insurance.
We believe the perquisites described above are necessary and appropriate to provide a competitive compensation package to its named executive officers. The Company does not subsidize the aforementioned employee benefits for Mr. Stansberry, Ms. Mason, Dr. Sjuggerud, and Mr. Ferri.

No Tax Gross-Ups. We do not make gross-up payments to cover our named executive officers’ personal income taxes that may pertain to any of the compensation or perquisites paid or provided by us.

Retirement Plans

We maintain a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. Our named executive officers are eligible to participate in the 401(k) plan on the same terms as other employees. The Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. Currently, we match up to 50% of the first 6% of the employee contributions made by participants in the 401(k) plan, which matching contributions fully vest over a period of five years. The named executive officers were eligible to receive company matching contributions for 2023, the amounts of which are set forth in the column entitled “All Other Compensation” in the Summary Compensation Table above. We believe that providing a vehicle for tax-deferred retirement savings through our 401(k) plan and making matching contributions adds to the overall desirability of our executive compensation package and further incentivizes employees, including the named executive officers, in accordance with our compensation policies.

Executive Severance Plan

The Compensation Committee adopted the MarketWise, Inc. Executive Severance Plan on December 16, 2022 (the “Severance Plan”). Mr. Stansberry, Ms. Mason, Mr. Mickels, Mr. Galsim, Mr. Ferri, and Mr. Anderson all participated in the Severance Plan in 2023.

Pursuant to the Severance Plan, in the event of the termination of a participant’s employment by the Company without Cause or the participant’s resignation for Good Reason (each as defined in the Severance Plan) other than during the period beginning on the date that is three months prior to the consummation of a change in control and ending on the twenty-four (24)-month anniversary of such change in control (the “Change in Control Protection Period”), the participant will be entitled to receive (i) a lump-sum cash payment equal to the product of the participant’s severance multiplier (1.25 for Mr. Mickels, Mr. Galsim, Mr. Ferri and Mr. Anderson; 1.5 for Mr. Stansberry and Ms. Mason) times the participant's base salary, (ii) the participant's target annual cash bonus for the year of termination, prorated based on the time participant was employed during the year in which termination occurs, (iii) healthcare continuation coverage or reimbursement of premiums for the Benefit Continuation Period (as defined in the Severance Plan) following termination, and (iv) continued vesting of outstanding time-based equity awards.

In the event such qualifying termination occurs during the Change in Control Protection Period, the participant will instead be entitled to (i) a lump-sum cash payment equal to the product of the participant’s change in control severance multiplier (1.5 for Mr. Mickels, Mr. Galsim, Mr. Ferri and Mr. Anderson; 2 for Mr. Stansberry and Ms. Mason) times the participant's base salary, (ii) a lump-sum cash payment equal to the product of the participant’s target annual bonus for the year in which termination occurs times the participant’s change in control severance multiplier (1.5 for Mr. Mickels, Mr. Galsim, Mr. Ferri and Mr. Anderson; 2 for Mr. Stansberry and Ms. Mason), (iii) healthcare continuation coverage or reimbursement of premiums for the Benefit Continuation Period, and (iv) accelerated vesting of outstanding time-based equity awards.

The Severance Plan also provides that, in the event of the termination of a participant’s employment due to death or Disability (as defined in the Severance Plan), the participant will be entitled to receive (i) healthcare continuation coverage or reimbursement of premiums for the Benefit Continuation Period following termination, and (ii) acceleration of vesting of outstanding time-based equity awards.

The benefits payable under the Severance Plan are subject to the participant's execution and non-revocation of a release of claims and the participant’s continued compliance with applicable restrictive covenants, including post-termination non-competition and non-solicitation covenants for the participant’s severance period (18 months for Mr. Mickels, Mr. Galsim, Mr. Ferri, Mr. Anderson, Mr. Stansberry and Ms. Mason) and perpetual confidentiality covenants.

On October 15, 2023, in connection with the termination of Mr. Ferri’s employment, the Company and Mr. Ferri entered into a letter agreement regarding such termination of employment and the provision of transition services by Mr. Ferri to the Company following such termination (the “Ferri Termination Agreement”). Pursuant to the Termination Agreement, Mr. Ferri received $1,137,765 under the Severance Plan, subject to his execution and non-revocation of a release of claims, and Mr. Ferri received any previously earned but not yet paid acquisition transaction bonus payments pursuant to his previous employment agreement with the Company. In addition, pursuant to the terms of the Severance Plan, Mr. Ferri is subject to certain post-termination restrictive covenants, including twelve-month post-termination non-compete and non-solicit obligations.

Other Severance
On October 17, 2023, the Board approved the mutual termination of Amber Mason as Chief Executive Officer of the Company, effective immediately. On October 30, 2023, in connection with the termination of Ms. Mason’s employment, the Company and Ms. Mason entered into a letter agreement regarding the terms of such termination of employment (the “Mason Termination Agreement”). Pursuant to the Mason Termination Agreement, Ms. Mason received, subject to her execution and non-revocation of a release of claims and continued compliance with the terms of the Mason Termination Agreement, a separation payment equal to $1,333,000, payable in a lump sum, as well as forgiveness of the remaining amount of the relocation bonus paid to Ms. Mason in the amount of $266,000. The Mason Termination Agreement also provided that Ms. Mason will be subject to a twelve-month post-termination non-solicit covenant as well as perpetual non-disparagement and confidentiality covenants.
The Company and Mr. Anderson agreed to terminate Mr. Anderson's employment as General Counsel and Corporate Secretary of the Company, effective on October 19, 2023. On November 17, 2023, in connection with the termination of Mr. Anderson's employment, the Company and Mr. Anderson entered into a letter agreement regarding the terms of such termination of employment (the “Anderson

Termination Agreement”). Pursuant to the Anderson Termination Agreement, Mr. Anderson received, subject to his execution and non-revocation of a release of claims and continued compliance with the terms of the Anderson Termination Agreement, a separation payment equal to $1,501,258, payable in a lump sum. The Anderson Termination Agreement also provided that Mr. Anderson will be subject to a twelve-month post-termination non-solicit covenant as well as perpetual non-disparagement and confidentiality covenants.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table summarizes the number of shares underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2023.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (7)
F. Porter Stansberry	9/8/2023	—	—	$—		73,209	(1)	199,861
Erik Mickels	9/8/2023	—	—	$—		250,000	(2)	682,500
Marco Galsim	9/27/2021	23,614	23,615	$8.30	9/27/2031	—	(3)	—
Marco Galsim	9/27/2021	—	—	$—		28,125	(4)	76,781
Marco Galsim	12/16/2022	—	—	$—		115,385	(5)	315,001
Marco Galsim	3/15/2023	—	—	$—		125,000	(6)	341,250
______________
(1)The RSUs vest in full on the earlier of (i) the date immediately preceding the date of our annual stockholder meeting immediately following the date of grant and (ii) the first anniversary of the grant date, subject to Mr. Stansberry's continued service on the Board through the applicable vesting dates.
(2)The initial equity grant was 500,000 RSUs, 50% of which vested upon Mr. Mickels’ relocation to the Baltimore, Maryland area where the Company is headquartered. The remaining RSUs vest in equal installments on March 15, 2025, and March 15, 2026, subject to Mr. Mickels' continued employment through the applicable vesting dates.
(3)The stock appreciation rights vest in equal annual installments on each of the first four anniversaries of July 21, 2021, subject to continued employment through the applicable vesting dates.
(4)The RSUs vest in equal annual installments on each of the first four anniversaries of the vesting commencement date of July 21, 2021, subject to continued employment through the applicable vesting dates.
(5)The RSUs vest in equal annual installments on each of the first four anniversaries of the vesting commencement date of March 15, 2022, subject to continued employment through the applicable vesting dates.
(6)The RSUs vest in equal annual installments on each of the first four anniversaries of the vesting commencement date of March 15, 2023, subject to continued employment through the applicable vesting dates.
(7)These amounts represent the value of unvested stock awards based on the closing price of our stock on December 31, 2023, or $2.73.

EXECUTIVE COMPENSATION ARRANGEMENTS
Employment Agreements
F. Porter Stansberry
On October 20, 2023, Mr. Stansberry entered into a letter agreement providing for the terms of his employment as Chief Executive Officer (the “Stansberry Letter Agreement”). Under the Stansberry Letter Agreement, Mr. Stansberry’s annual base salary will be $1.00. Mr. Stansberry will also be eligible to receive an annual discretionary incentive bonus (the “Annual Incentive Bonus”) composed of cash and/or equity awards granted under the MarketWise, Inc. 2021 Incentive Award Plan (or any successor thereto), with such annual target incentives as may be determined by the Compensation Committee in its sole discretion.
In addition, in connection with his appointment as Chief Executive Officer, Mr. Stansberry is eligible to participate in the Company’s Severance Plan pursuant to which, in the event of the termination of Mr. Stansberry’s employment by the Company without Cause or Mr. Stansberry’s resignation for Good Reason (each as defined in the Severance Plan), Mr. Stansberry will be entitled to receive (i) a lump-sum cash payment equal to 1.5 times his base salary (2 times his base salary if such termination occurs during the Change in Control Protection Period (as defined in the Severance Plan)), (ii) a pro-rated portion of his Target Cash Bonus (as defined in the Severance Plan) for the year of termination (2 times his Target Cash Bonus if such termination occurs during the Change in Control Protection Period), (iii) healthcare continuation coverage or reimbursement of premiums for 18 months following termination, and (iv) continued vesting of outstanding time-based equity awards (or acceleration of vesting of outstanding time-based equity awards if such termination occurs during the Change in Control Protection Period), in each case, subject to Mr. Stansberry’s execution and non-revocation of a release of claims and Mr.

Stansberry’s continued compliance with applicable restrictive covenants, including 18 month post-termination non-competition and non-solicitation covenants and perpetual confidentiality covenants. The Severance Plan also provides that, in the event of the termination of Mr. Stansberry’s employment due to death or Disability (as defined in the Severance Plan), Mr. Stansberry will be entitled to receive (i) healthcare continuation coverage or reimbursement of premiums for 18 months following termination, and (ii) acceleration of vesting of outstanding time-based equity awards.
Amber Mason
On February 14, 2023, Ms. Mason entered into a letter agreement (the “Mason Letter Agreement”) that superseded Ms. Mason’s previous employment agreement, dated January 10, 2023. Under the Mason Letter Agreement, Ms. Mason’s annual base salary remained $500,000. Ms. Mason will be eligible to receive an annual cash incentive bonus, subject to annual review by the Committee, in an amount equal to 1.5% of net income of the Company, up to a maximum of $2.25 million dollars, and she will also be eligible for a discretionary bonus of up to an additional .25% of net income of the Company (payable in cash and/or equity). Ms. Mason will also be eligible to receive an annual award of Restricted Stock Units with a target economic value of $1.25 million dollars, subject to vesting requirements set forth in the applicable award agreement. In addition, the Letter Agreement provides for a relocation bonus of $400,000 in connection with Ms. Mason’s relocation to the Baltimore, Maryland area, which bonus is earned over the twelve-month period following the payment date. The relocation bonus may be subject to repayment on a pro rata basis in the event Ms. Mason’s employment terminates with the Company for any reason during such twelve-month period.
In connection with her appointment as Chief Executive Officer, Ms. Mason remained eligible to participate in the Severance Plan, pursuant to which, in the event of the termination of Ms. Mason’s employment by the Company without Cause or Ms. Mason’s resignation for Good Reason (each as defined in the Severance Plan), Ms. Mason will be entitled to receive (i) a lump-sum cash payment equal to 1.5 times her base salary (2 times her base salary if such termination occurs during the Change in Control Protection Period (as defined in the Severance Plan)), (ii) a pro-rated portion of her Target Cash Bonus (as defined in the Severance Plan) for the year of termination (2 times her Target Cash Bonus if such termination occurs during the Change in Control Protection Period), (iii) healthcare continuation coverage or reimbursement of premiums for 18 months following termination, and (iv) continued vesting of outstanding time-based equity awards (or acceleration of vesting of outstanding time-based equity awards if such termination occurs during the Change in Control Protection Period), in each case, subject to Ms. Mason’s execution and non-revocation of a release of claims and Ms. Mason’s continued compliance with applicable restrictive covenants, including 18 month post-termination non-competition and non-solicitation covenants and perpetual confidentiality covenants. The Severance Plan also provides that, in the event of the termination of Ms. Mason’s employment due to death or Disability (as defined in the Severance Plan), Ms. Mason will be entitled to receive (i) healthcare continuation coverage or reimbursement of premiums for 18 months following termination, and (ii) acceleration of vesting of outstanding time-based equity awards.
On October 17, 2023, the Board approved the mutual termination of Amber Mason as Chief Executive Officer of the Company, effective immediately. On October 30, 2023, in connection with the termination of Ms. Mason’s employment, the Company and Ms. Mason entered into a letter agreement regarding the terms of such termination of employment (the “Mason Termination Agreement”). Pursuant to the Mason Termination Agreement, Ms. Mason will be eligible to receive, subject to her execution and non-revocation of a release of claims and continued compliance with the terms of the Mason Termination Agreement, a separation payment equal to $1,333,000, payable in a lump sum, as well as forgiveness of the remaining amount of the relocation bonus paid to Ms. Mason in the amount of $266,000. The Mason Termination Agreement also provides that Ms. Mason will be subject to a twelve-month post-termination non-solicit covenant as well as perpetual non-disparagement and confidentiality covenants.
Stephen Sjuggerud
On November 22, 2022, the Board of the Company appointed Dr. Stephen Sjuggerud to serve as interim Chief Executive Officer (“Interim CEO”). In connection with his appointment as Interim CEO, on December 27, 2022, the Company entered into an Offer Letter with Dr. Sjuggerud (the “Interim CEO Offer Letter”) which set forth certain compensation terms that supplement and/or supersede the compensation terms set forth in Dr. Sjuggerud’s Employment Agreement with the Company dated May 1, 2015 (the “Sjuggerud Employment Agreement”) with respect to his service as Interim CEO, effective as of November 18, 2022, with guaranteed minimum salary payments of $375,000 in the event of the termination by the Company without cause of his Interim CEO role prior to the six-month anniversary of his appointment and of $750,000 in the event of the termination by the Company without cause of his Interim CEO role upon or following the six-month anniversary but prior to the twelve-month anniversary of his appointment. In addition, the Offer Letter provides that Dr. Sjuggerud will be eligible to receive a discretionary bonus of up to $375,000 (as determined by our Compensation Committee after evaluating company and individual performance during Dr. Sjuggerud’s tenure as Interim CEO) upon or shortly following the six-month anniversary of his appointment as Interim CEO (or upon the termination of his Interim CEO role, if earlier) and, if the duration of his employment as Interim CEO exceeds six months, an additional discretionary bonus of up to $375,000 following the termination of his Interim CEO role. Except as set forth in the

Interim CEO Offer letter, the Sjuggerud Employment Agreement will remain in full force and effect during Dr. Sjuggerud’s service as Interim CEO and following the termination of such service.
Pursuant to the Sjuggerud Employment Agreement, Dr. Sjuggerud is subject to confidentiality and assignment of intellectual property provisions and certain restrictive covenants, including non-disparagement and two-year post-employment non-competition and non-solicitation of employees and customer provisions.
Dr. Sjuggerud resigned from his role as Interim CEO, effective February 15, 2023.
Erik Mickels
On July 6, 2023, Mr. Mickels entered into a letter agreement for his position as Chief Financial Officer (the “Mickels Letter Agreement”). Under the Mickels Letter Agreement, Mr. Mickels’ annual base salary was set at $500,000, and Mr. Mickels will be eligible for an initial equity grant of 500,000 restricted stock units, 50% of which vest upon Mr. Mickels' relocation to the Baltimore, Maryland area where the Company is headquartered, provided that such relocation occurs prior to December 31, 2023, with the remaining restricted stock units vesting in equal installments on March 15, 2025, and March 15, 2026, subject to Mr. Mickels' continued employment through the applicable vesting dates. If, within four years of the Effective Date, the price of the Company’s Class A common stock reaches a minimum of $6 per share and such minimum price is maintained for twenty consecutive trading days, Mr. Mickels will be entitled to receive, on the March 15 following the year in which the milestone is achieved, an additional grant of 100,000 restricted stock units, which will vest in four equal installments over a four-year period. For the 2023 performance year, Mr. Mickels will receive an annual cash incentive bonus of no less than $500,000. For the 2024 performance year, Mr. Mickels will receive (i) if the Company’s net income for the period is greater than $90 million, a cash incentive bonus of no less than $600,000; or (ii) if the Company’s net income for the period is less than $90 million, a cash incentive bonus of no less than $500,000. Following the 2024 performance year, Mr. Mickels will be eligible to receive a discretionary annual cash bonus. Mr. Mickels will also be eligible to receive an annual award of restricted stock units with a target economic value of $750,000 dollars, subject to the collective discretion of our Chief Executive Officer and Board of Directors and the vesting requirements set forth in the applicable award agreement. In addition, the Letter Agreement provides for a relocation bonus of $300,000 in connection with Mr. Mickels’ relocation to the Baltimore, Maryland area, which bonus is earned over the twelve-month period following the payment date. The relocation bonus may be subject to repayment on a pro rata basis in the event Mr. Mickels’ employment terminates with the Company for any reason during such twelve-month period. Mr. Mickels is also entitled to up to six months of temporary housing reimbursement, up to $10,000 per month.
In connection with his appointment as Chief Financial Officer, Mr. Mickels is eligible to participate in the Severance Plan, pursuant to which, in the event of the termination of Mr. Mickels’ employment by the Company without Cause or Mr. Mickels’ resignation for Good Reason (each as defined in the Severance Plan), Mr. Mickels will be entitled to receive (i) a lump-sum cash payment equal to 1.25 times his base salary (1.5 times his base salary if such termination occurs during the Change in Control Protection Period (as defined in the Severance Plan)), (ii) a pro-rated portion of his Target Cash Bonus (as defined in the Severance Plan) for the year of termination (1.5 times his Target Cash Bonus if such termination occurs during the Change in Control Protection Period), (iii) healthcare continuation coverage or reimbursement of premiums for 18 months following termination, and (iv) continued vesting of outstanding time-based equity awards (or acceleration of vesting of outstanding time-based equity awards if such termination occurs during the Change in Control Protection Period), in each case, subject to Mr. Mickels’ execution and non-revocation of a release of claims and Mr. Mickels’ continued compliance with applicable restrictive covenants, including 18 month post-termination non-competition and non-solicitation covenants and perpetual confidentiality covenants. The Severance Plan also provides that, in the event of the termination of Mr. Mickels’ employment due to death or Disability (as defined in the Severance Plan), Mr. Mickels will be entitled to receive (i) healthcare continuation coverage or reimbursement of premiums for 18 months following termination, and (ii) acceleration of vesting of outstanding time-based equity awards.
Marco Galsim
Prior to 2023, Mr. Galsim was not a party to an employee agreement or offer letter.
On January 10, 2023, the Company and Mr. Galsim entered into a letter agreement (the “Galsim Employment Agreement”), that governs the terms of his continued employment as Chief Information Officer with the Company. Under the Galsim Employment Agreement, Mr. Galsim’s base salary will be $425,000, and he will be eligible to receive an annual discretionary incentive bonus, payable in cash and/or equity, based on individual and Company performance for each year, beginning in 2023.
Under the Galsim Employment Agreement, Mr. Galsim was eligible to participate in the Severance Plan, pursuant to which, in the event of the termination of Mr. Galsim’s employment by the Company without Cause or Mr. Galsim’s resignation for Good Reason (each as defined in the Severance Plan), Mr. Galsim will be entitled to receive (i) a lump-sum cash payment equal to 1.25 times his base salary (1.5 times his base salary if such termination occurs during the Change in Control Protection Period (as defined in the Severance Plan)), (ii) a pro-rated portion of his Target Cash Bonus (as defined in the Severance Plan) for the year of termination (1.5 times his Target Cash Bonus if such termination occurs during the Change in Control Protection Period), (iii) healthcare continuation coverage or reimbursement of premiums for 18 months following termination, and (iv) continued vesting of outstanding time-based equity awards (or acceleration of vesting of outstanding time-based equity awards if such termination occurs during the Change in Control Protection Period), in each case, subject to Mr. Galsim’s execution and non-revocation of a release of claims and Mr. Galsim’s continued compliance with applicable restrictive covenants, including 18 month post-termination non-competition and non-solicitation covenants and perpetual confidentiality covenants. The Severance Plan also provides that, in the event of the termination of Mr. Galsim’s employment due to death or Disability (as defined in the Severance

Plan), Mr. Galsim will be entitled to receive (i) healthcare continuation coverage or reimbursement of premiums for 18 months following termination, and (ii) acceleration of vesting of outstanding time-based equity awards.
Marco Ferri
MarketWise, LLC entered into an employment agreement with Mr. Ferri, effective July 30, 2018, providing for his position as Director of Business Development with an initial base salary of $500,000 (the “Ferri Employment Agreement”). The Ferri Employment Agreement provides that Mr. Ferri’s employment term with MarketWise, LLC expires on July 30, 2021 and shall automatically renew for subsequent one-year renewal terms unless otherwise terminated by Mr. Ferri or MarketWise, LLC. The Ferri Employment Agreement may be terminated by Mr. Ferri or MarketWise, LLC at any time and for any reason upon 60 days’ notice.
The Ferri Employment Agreement provides that Mr. Ferri shall be eligible to receive an annual executive bonus payment, which is determined by MarketWise, LLC on a discretionary basis based on our overall performance for the year, as well as individual performance milestones achieved, subject to Mr. Ferri’s employment through the payment date. Upon any (a) acquisition of a target company and/or (b) creation of a joint venture entity by us, Mr. Ferri is also entitled to receive a cash bonus. In the event of a qualifying acquisitions, Mr. Ferri is entitled to receive a bonus of up to 5% of the enterprise value of the target entity, subject to certain milestone performance achievements and his continued employment through the payment dates. In the event of the creation of a successful joint venture, Mr. Ferri is entitled to receive a cash bonus based on the aggregate net sales of the joint venture, payable in installments over three years, subject to his continued employment through the payment date.
In the event Mr. Ferri’s employment is terminated due to his death or for any reason other than for “cause” (as defined in the Ferri Employment Agreement), subject to his execution and non-revocation of a release of claims, he will be entitled to receive a separation bonus equal to three years of his base salary, less any base salary amounts previously paid during the employment term. Such separation bonus will be payable in three equal annual installments.
Mr. Ferri is entitled to participate in MarketWise, LLC’s health and welfare plans.
Pursuant to the Ferri Employment Agreement, Mr. Ferri is subject to confidentiality and assignment of intellectual property provisions and certain restrictive covenants, including non-disparagement and two-year post-employment non-competition and non-solicitation of employees and customer provisions.
On January 25, 2023, Mr. Ferri entered into a letter agreement (the "Ferri Letter Agreement") that superseded the Ferri Employment Agreement (other than as set forth therein). Under the Ferri Letter Agreement, Mr. Ferri’s base salary remained $500,000, he remained eligible to receive any bonus payments that remain outstanding pursuant to the terms of the Ferri Employment Agreement in connection with certain acquisition and joint venture transactions initiated prior to entry into the Ferri Letter Agreement, and he was also eligible to receive an annual discretionary incentive bonus, payable in cash and/or equity, based on individual and Company performance for each year, beginning in 2023, subject to potential reduction or offset by amounts paid in each applicable year under the bonus provisions of the Ferri Employment Agreement.
Under the Ferri Letter Agreement, Mr. Ferri was eligible to participate in the Severance Plan, pursuant to which, in the event of the termination of Mr. Ferri’s employment by the Company without Cause or Mr. Ferri’s resignation for Good Reason (each as defined in the Severance Plan), Mr. Ferri was entitled to receive (i) a lump-sum cash payment equal to 1.25 times his base salary (1.5 times his base salary if such termination occurs during the Change in Control Protection Period (as defined in the Severance Plan)), (ii) a pro-rated portion of his Target Cash Bonus (as defined in the Severance Plan) for the year of termination (1.5 times his Target Cash Bonus if such termination occurs during the Change in Control Protection Period), (iii) healthcare continuation coverage or reimbursement of premiums for 18 months following termination, and (iv) continued vesting of outstanding time-based equity awards (or acceleration of vesting of outstanding time-based equity awards if such termination occurs during the Change in Control Protection Period), in each case, subject to Mr. Ferri’s execution and non-revocation of a release of claims and Mr. Ferri’s continued compliance with applicable restrictive covenants, including 18 month post-termination non-competition and non-solicitation covenants and perpetual confidentiality covenants. The Severance Plan also provides that, in the event of the termination of Mr. Ferri’s employment due to death or Disability (as defined in the Severance Plan), Mr. Ferri will be entitled to receive (i) healthcare continuation coverage or reimbursement of premiums for 18 months following termination, and (ii) acceleration of vesting of outstanding time-based equity awards.
On October 18, 2023, the Company announced the termination of Mr. Ferri as Chief Corporate Development Officer of the Company without cause, effective October 13, 2023. On October 16, 2023, in connection with the termination of Mr. Ferri’s employment, the Company and Mr. Ferri entered into a letter agreement regarding such termination of employment and the provision of transition services by Mr. Ferri to the Company following such termination (the “Ferri Termination Agreement”). Pursuant to the Ferri Termination Agreement, Mr. Ferri was eligible to receive the severance payments and benefits provided for under the Severance Plan in connection with a Qualifying Termination (as defined in the Severance Plan), subject to his execution and non-revocation of a release of claims, and Mr. Ferri remained eligible to receive any previously earned but not yet paid acquisition transaction bonus payments pursuant to his previous employment agreement with the Company. At a meeting of the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) on October 18, 2023, the Compensation Committee determined that, notwithstanding the terms of the Severance Plan and the Ferri Termination Agreement, it was advisable and in the best interests of the Company and its stockholders to make all of the payments due to Mr. Ferri in connection with and following the termination of his employment under the Severance Plan and the Ferri Termination Agreement in one lump-sum, as soon as reasonably practicable following (and, in any event, no more than 10 business days following) the expiration of the Revocation Period (as defined in the Ferri Termination Agreement).

Gary Anderson
On December 16, 2022, the Company and Mr. Anderson entered into a letter agreement (the “Anderson Employment Agreement”), that governed the terms of his employment as General Counsel and Corporate Secretary with the Company. Under the Anderson Employment Agreement, Mr. Anderson’s base salary was $500,000, and he was eligible to receive an annual discretionary incentive bonus, payable in cash and/or equity, based on individual and Company performance for each year.
Under the Anderson Employment Agreement, Mr. Anderson was eligible to participate in the Severance Plan, pursuant to which, in the event of the termination of Mr. Anderson’s employment by the Company without Cause or Mr. Anderson’s resignation for Good Reason (each as defined in the Severance Plan), Mr. Anderson was entitled to receive (i) a lump-sum cash payment equal to 1.25 times his base salary (1.5 times his base salary if such termination occurs during the Change in Control Protection Period (as defined in the Severance Plan)), (ii) a pro-rated portion of his Target Cash Bonus (as defined in the Severance Plan) for the year of termination (1.5 times his Target Cash Bonus if such termination occurs during the Change in Control Protection Period), (iii) healthcare continuation coverage or reimbursement of premiums for 18 months following termination, and (iv) continued vesting of outstanding time-based equity awards (or acceleration of vesting of outstanding time-based equity awards if such termination occurs during the Change in Control Protection Period), in each case, subject to Mr. Anderson’s execution and non-revocation of a release of claims and Mr. Anderson’s continued compliance with applicable restrictive covenants, including 18 month post-termination non-competition and non-solicitation covenants and perpetual confidentiality covenants. The Severance Plan also provides that, in the event of the termination of Mr. Anderson’s employment due to death or Disability (as defined in the Severance Plan), Mr. Anderson will be entitled to receive (i) healthcare continuation coverage or reimbursement of premiums for 18 months following termination, and (ii) acceleration of vesting of outstanding time-based equity awards.
The Company and Mr. Anderson agreed to terminate Mr. Anderson's employment as General Counsel and Corporate Secretary of the Company, effective on October 19, 2023. On November 17, 2023, in connection with the termination of Mr. Anderson's employment, the Company and Mr. Anderson entered into a letter agreement regarding the terms of such termination of employment (the “Anderson Termination Agreement”). Pursuant to the Anderson Termination Agreement, Mr. Anderson received, subject to his execution and non-revocation of a release of claims and continued compliance with the terms of the Anderson Termination Agreement, a separation payment equal to $1,501,258, payable in a lump sum. The Anderson Termination Agreement also provides that Mr. Anderson will be subject to a twelve-month post-termination non-solicit covenant as well as perpetual non-disparagement and confidentiality covenants.

DIRECTOR COMPENSATION

We have approved and implemented a compensation program for our non-employee directors that consists of annual retainer fees and long-term equity awards. Each non-employee director will receive an annual director fee of $35,000, as well as an additional annual fee of $10,000 for service as the Lead Independent Director, an additional annual fee of $90,000 for service as Non-Employee Chairman, an additional annual fee of $20,000 for service as the chair of our Audit Committee, an additional fee of $15,000 for service as the chair of our Compensation Committee, an additional fee of $9,000 for service as the chair of our Nominating and Corporate Governance committee, an additional annual fee of $9,000 (excluding the chair) for service on our Audit Committee, an additional annual fee of $6,000 (excluding the chair) for service on our Compensation Committee, and an additional annual fee of $5,000 (excluding the chair) for service on our Nominating and Corporate Governance Committee, each earned on a quarterly basis.
Each non-employee director who serves on the Board as of the date of the annual meeting will receive an annual RSU award with a grant date value of $125,000 (except for the lead independent director and chairman, who will receive $135,000), with prorated awards made to directors who are initially appointed or elected to the Board on a date other than the date of an annual meeting. Annual and initial awards will vest in full on the earlier of (i) the date immediately preceding the date of our annual stockholder meeting immediately following the date of grant and (ii) the first anniversary of the grant date. In addition, each director will be reimbursed for out-of-pocket expenses in connection with their services.
Effective August 2, 2023, the Board amended the non-employee director compensation program to provide for an increase to the annual cash director fee to $60,000 (with an additional annual fee of $15,000 for service as the lead independent director or an additional annual fee of $30,000 for service as the Non-Employee Chairman of the Board), an increase to the additional annual fee for service as the chair of our Nominating and Corporate Governance committee to $12,000, and a decrease to the annual RSU award grant date value to $125,000 (or $135,000 for the lead independent director and chairman).

The following table contains information concerning the compensation of our directors for the fiscal year ended December 31, 2023:

Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards (2) ($)	Total ($)
F. Porter Stansberry (3)	6,522	101,030	107,552
Van Simmons	81,614	125,000	206,614
Matthew Smith	41,076	140,000	181,076
Glenn Tongue	53,775	140,000	193,775
Matthew Turner	44,935	140,000	184,935
Manuel Borges	34,500	—	34,500
Mark Gerhard	78,929	—	78,929
Riaan Hodgson	63,913	—	63,913
Paul Idzik	46,500	—	46,500
__________________
(1)Amounts reflect the cash retainer fees earned by our directors in fiscal year 2023.
(2)Amounts reflect the full grant-date fair value of RSUs granted in fiscal year 2023, determined in accordance with FASB ASC Topic 718. We provide information regarding the assumptions used to calculate the value of stock awards in Note 11 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023. Amounts do not include RSUs that were forfeited as of December 31, 2023.
(3)Mr. Stansberry was appointed to the Board in September 2023, and accordingly, he earned cash retainer fees and was granted RSUs as compensation for his Board service prior to his appointment as Chief Executive Officer in October 2023.

The table below shows the aggregate numbers of unvested stock awards held as of December 31, 2023 by each director who served during fiscal year 2023.

Name	Unvested Restricted Stock Units Outstanding at Fiscal Year End (#)
F. Porter Stansberry	73,209
Van Simmons	62,500
Matthew Smith	62,500
Glenn Tongue	62,500
Matthew Turner	62,500

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of shares of our common stock by:
▪each person who is known to us to be the beneficial owner of more than 5% of our common stock;
▪each of our named executive officers and directors; and
▪all of our executive officers and directors as a group.
The percentage of beneficial ownership and voting power of shares of our common stock set forth below is based on 43,173,283 shares of Class A common stock outstanding and 287,592,303 shares of Class B common stock outstanding as of April 12, 2024. As of April 12, 2024, we had 41 holders of record of our Class A common stock. The actual number of stockholders is greater than this number of record holders, and includes stockholders who are beneficial owners, but whose shares are held in street name by brokers and other nominees. This number of holders of record also does not include stockholders whose shares may be held in trust by other entities. As of April 12, 2024, we had 26 holders of record of our Class B common stock.
Each common unit issued by MarketWise, LLC (each, a "MarketWise Unit")(other than MarketWise Units held by us) is redeemable from time to time at each holder’s option for, at our election (determined solely by our independent directors (within the meaning of the rules of the Nasdaq) who are disinterested), newly issued shares of our Class A common stock on a one-for-one basis or a cash payment equal to a volume weighted average market price of one share of Class A common stock for each MarketWise Unit redeemed, in each case, in accordance with the terms of the Third Amended and Restated Limited Liability Company Operating Agreement of MarketWise, LLC (the “MarketWise Operating Agreement”); provided that, at our election (determined solely by our independent directors (within the meaning of the rules of the Nasdaq) who are disinterested), we may effect a direct exchange by MarketWise, Inc. of such Class A common stock or such cash, as applicable, for such MarketWise Unit. The members of MarketWise, LLC ("MarketWise Members") may exercise such redemption rights for as long as their MarketWise Units remain outstanding. The MarketWise Members hold all of the issued and outstanding shares of our Class B common stock. The shares of Class B common stock have no economic rights, but each share entitles the holder to one vote on all matters on which stockholders of MarketWise, Inc. are entitled to vote generally. Upon redemption of any MarketWise Unit the corresponding share of Class B common stock will be terminated. See “Certain Relationships and Related Party Transactions—MarketWise Operating Agreement” and “Description of Capital Stock.”
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.
Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them. Unless otherwise noted, the business address of each of those listed in the table below is 1125 N. Charles St., Baltimore, Maryland 21201.

	Class A Common Stock Owned(1)		Class B Common Stock Owned		Combined Voting Power
Name of Beneficial Owner	Number	%	Number	%	%
5% Stockholders
Affiliates of Monument & Cathedral, LLC(2)	—	*	139,672,494	48.6%	42.2%
Mark Arnold(3) (4) (5)	230,000	*	14,321,821	5.0%	4.4%
Charleston Ivy, LLC(5) (6)	—	*	6,481,421	2.3%	2.0%
Douglas Casey(5)	—	*	4,907,992	1.7%	1.5%
Affiliates of Greenhaven Road Investment Management(7)	4,396,616	10.2%	—	*	1.3%
Ryan Markish(5) (8) (9)	60,000	*	3,601,078	1.3%	1.1%
Fernando Cruz(4) (7) (10)	60,000	*	3,601,078	1.3%	1.1%
Ascendant Sponsor LP and its affiliates (11)	3,051,000	7.1%	—	*	*
Riaan Hodgson(12)	2,669,327	6.2%	—	*	*
Mark Gerhard(12)	2,625,283	6.1%	—	*	*
Alpha Global Investments(13)	2,494,727	5.8%	—	*	*
Jared Kelly(4) (14)	100,000	*	2,866,344	*	*
Dale Lynch (4) (15)	140,000	*	2,866,344	*	*

Directors and Named Executive Officers
Frank P. Stansberry(16)	3,991,467	9.2%	56,753,188	19.7%	18.4%
Erik Mickels	192,998	*	—	*	*
Marco Galsim(17)	152,703	*	—	*	*
Michael Palmer (18)	150,000	*	25,925,685	9.0%	7.9%
David Eifrig(6) (19)	25,000	*	6,481,421	2.3%	2.0%
Glenn Tongue(20)	161,814	*	—	*	*
Van Simmons(20)	133,040	*	—	*	*
Matthew Turner(20)(21)	69,023	*	380,241	*	*
Matthew Smith(20)	69,023	*	—	*	*
Gary Anderson (22)	103,547	*	—	*	*
Stephen Sjuggerud (23)	100,000	*	19,444,264	6.8%	5.9%
Amber Mason	234,000	*	3,351,078	1.2%	1.1%
Marco Ferri(24) (25)	260,000	*	2,366,344	*	*
All directors and executive officers as a group (11 individuals)	5,003,550	11.6%	89,540,535	31.1%	28.6%
________________
*Less than one percent
(1)For the purpose of calculating the Class A common stock beneficially owned by each stockholder, the total number of shares of Class A common stock outstanding does not include the shares of Class A common stock issuable upon conversion of MarketWise, LLC Common Units and forfeiture of a corresponding number of shares of Class B common stock.
(2)Represents shares held of record 85% by Monument & Cathedral, LLC and 15% by certain former equityholders of Monument & Cathedral, LLC who have entered into a voting proxy with respect to their shares in favor of Monument & Cathedral, LLC. Monument & Cathedral, LLC has voting power over 100% of such shares and dispositive power with respect to 85% of such shares. Monument & Cathedral, LLC’s sole manager is Cobblestone Publishing, Inc. (“Cobblestone”). The bylaws of Cobblestone provide the president of Cobblestone with sole voting and dispositive control of the shares held directly or indirectly by Cobblestone. As the current president of Cobblestone, Myles Norin has voting and dispositive control over the shares owned by Monument & Cathedral, LLC. The business address for each such stockholder is 14 W. Mount Vernon Place, Baltimore, Maryland 21201.
(3)Includes 230,000 Management Members Earnout Shares subject to release upon the occurrence of certain contingencies.
(4)Mark Arnold controls Jama 2021, LLC. Therefore, Mark Arnold may be deemed to be the beneficial owner of the securities held by Jama 2021, LLC.

(5)In accordance with Rule 13d-3 under the Exchange Act, this stockholder would be deemed to beneficially own more than five percent of the Class A common stock as result of such stockholder’s ownership of MarketWise, LLC Common Units.
(6)Represents 6,481,421 Class B shares held by Charleston Ivy, LLC. David Eifrig maintains voting and investment discretion over such securities.
(7)Information based solely on the Form 4 filed by Greenhaven with the SEC on December 19, 2023. Represents securities held of record by Greenhaven Road Capital Fund 2 LP (“Fund 2”), Greenhaven Road Capital Fund 1 LP (“Fund 1”), and Greenhaven Road Special Opportunities Fund LP (“SOF” and, together with Fund 2 and Fund 1, the “Greenhaven Funds”). Greenhaven Road Investment Management LP (the “Investment Manager”), an entity owned and controlled by Scott Stewart Miller, is the investment manager of each of the Greenhaven Funds. MVM Funds, LLC (the “General Partner”), an entity owned and controlled by Scott Stewart Miller, is the general partner of Fund 1, Fund 2, and the Investment Manager. Greenhaven Road Special Opportunities Fund GP LLC (the “SOF General Partner”), an entity owned and controlled by Scott Stewart Miller, is the general partner of SOF. Therefore, Mr. Miller, the General Partner, the SOF General Partner, and the Investment Manager may be deemed to beneficially own the securities held by the Greenhaven Funds. The address for each of these persons and entities is 8 Sound Shore Drive, Suite 190, Greenwich, Connecticut 06830.
(8)Includes 60,000 Management Members Earnout Shares subject to release upon the occurrence of certain contingencies.
(9)Ryan Markish controls Markish Family Enterprises, LLC. Therefore, Ryan Markish may be deemed to be the beneficial owner of the securities held by Markish Family Enterprises, LLC.
(10)Fernando Cruz controls CCL Family, LLC. Therefore, Fernando Cruz may be deemed to be the beneficial owner of the securities held by CCL Family, LLC.
(11)Ascendant Sponsor LP is the record holder of 3,051,000 Sponsor Earnout Shares subject to release upon the occurrence of certain contingencies. Ascendant Sponsor GP LLC is the general partner of Ascendant Sponsor LP and has voting and investment discretion over the securities held by Ascendant Sponsor LP. David Gomberg is the manager of Ascendant Sponsor GP LLC and has voting and investment discretion over the securities held by Ascendant Sponsor GP LLC. The address for each of the persons and entities named in this footnote is 667 Madison Avenue, 5th Floor, New York, New York 10065.
(12)Represents 2,494,727 Class A shares held by Alpha Global Investments. Mark Gerhard and Riaan Hodgson share voting and investment discretion over such securities. The address for Alpha Global Investments is PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.
(13)Includes the securities held by Alpha Global Investments as described in footnote 12.
(14)Includes 100,000 Management Members Earnout Shares subject to release upon the occurrence of certain contingencies.
(15)Includes 140,000 Management Members Earnout Shares subject to release upon the occurrence of certain contingencies.
(16)Frank Porter Stansberry controls Stokes Holding, LLC. Therefore, Frank Porter Stansberry may be deemed to be the beneficial owner of the securities held by Stokes Holding, LLC.
(17)Includes 55,000 Management Members Earnout Shares subject to release upon the occurrence of certain contingencies.
(18)Includes 150,000 Management Members Earnout Shares subject to release upon the occurrence of certain contingencies.
(19)Includes 25,000 Management Members Earnout Shares subject to release upon the occurrence of certain contingencies.
(20)Includes 62,500 shares of Class A common stock underlying an award of restricted stock units which will vest within 60 days.
(21)Mr. Turner has granted an irrevocable voting proxy with respect to his shares to Monument and Cathedral, LLC. For more information, see footnote 2.
(22)Includes 55,000 Management Members Earnout Shares subject to release upon the occurrence of certain contingencies.
(23)Includes 100,000 Management Members Earnout Shares subject to release upon the occurrence of certain contingencies.
(24)Marco Ferri controls Alma Beacon LLC. Therefore, Marco Ferri may be deemed to be the beneficial owner of the securities held by Alma Beacon LLC.
(25)Includes 50,000 Management Members Earnout Shares subject to release upon the occurrence of certain contingencies.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Earnout
Management Members Earnout Shares
Pursuant to the the Business Combination Agreement, dated as of March 1, 2021, by and among Ascendant Digital Acquisition Corp., MarketWise, LLC, all of the members of MarketWise, LLC, and Shareholder Representative Services LLC, (as amended, the “Transaction Agreement”. Capitalized terms used but not defined in this section shall have their respective meanings given to them in the Transaction Agreement. ), prior to the expiration of the Earnout Period we may allocate up to 2,000,000 Management Members Earnout Shares in the aggregate to the Management Members, such members and amounts to be determined by us. On September 30, 2021, we allocated 2,000,000 Management Members Earnout Shares in accordance with the Transaction Agreement, and in connection with that allocation, we issued to Continental Stock Transfer & Trust Company (the “Escrow Agent”), the aggregate number of allocated Management Members Earnout Shares, to be held on behalf of the applicable Management Members in an escrow account (the “Escrow Account”) established pursuant to the escrow agreement entered into at the closing of the Transactions (the “Escrow Agreement”). The Management Members Earnout Shares will be released and delivered as follows (subject to the terms and conditions of the Transaction Agreement and the Escrow Agreement): (i) 50% of the Management Members Earnout Shares that have been allocated to any Management Member as of the occurrence of Triggering Event I (as defined below) will be released from the Escrow Account to such Management Member upon the occurrence of Triggering Event I; (ii) the remaining Management Members Earnout Shares held in the Escrow Account will be released from the Escrow Account upon the occurrence of Triggering Event II (as defined below) and distributed to the Management Member to whom such Management Member Earnout Shares have been allocated; and (iii) if the conditions set forth in (i) or (ii) above have not been satisfied within the Earnout Period, any Management Members Earnout Shares remaining in the Escrow Account will be automatically released to us for cancellation.
“Triggering Event I” is defined in the Transaction Agreement as (i) the date on which the daily volume-weighted average price per share of Class A common stock for a period of at least 20 trading days out of 30 consecutive trading days ending on the trading day immediately prior to the date of determination (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations, and the like) is equal to or greater than $12.00 or (ii) if we consummate a transaction (not including the Transactions) that results in our stockholders having the right to exchange their shares for cash, securities, or other property having a value equaling or exceeding $12.00 per share (for any non-cash proceeds, as determined based on the agreed valuation set forth in the applicable definitive agreements for such transaction or, in the absence of such valuation, as determined in good faith by our Board), in either case of (i) and (ii), within the Earnout Period.
“Triggering Event II” is defined in the Transaction Agreement as (i) the date on which the daily volume-weighted average price per share of Class A common stock for a period of at least 20 trading days out of 30 consecutive trading days ending on the trading day immediately prior to the date of determination (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations, and the like) is equal to or greater than $14.00 or (ii) if we consummate a transaction (not including the Transactions) that results in our stockholders having the right to exchange their shares for cash, securities, or other property having a value equaling or exceeding $14.00 per share (for any non-cash proceeds, as determined based on the agreed valuation set forth in the applicable definitive agreements for such transaction or, in the absence of such valuation, as determined in good faith by our Board), in either case of (i) and (ii), within the Earnout Period.
Sponsor Earnout Shares
Pursuant to the Transaction Agreement, at the closing of the Transactions, the Sponsor (of which two of our directors, Mark Gerhard and Riaan Hodgson, are members) delivered to the Escrow Agent 3,051,000 Sponsor Earnout Shares, which the Escrow Agent placed in the Escrow Account. The Sponsor Earnout Shares will be released and delivered as follows (subject to the terms and conditions of the Transaction Agreement and the Escrow Agreement): (i) upon the occurrence of Triggering Event I, 50% of the Sponsor Earnout Shares will be released from the Escrow Account and distributed to the Sponsor; (ii) upon the occurrence of Triggering Event II, 50% of the Sponsor Earnout Shares will be released from the Escrow Account and distributed to the Sponsor; and (iii) if the conditions set forth in (i) or (ii) above have not been satisfied within the Earnout Period, any Sponsor Earnout Shares remaining in the Escrow Account will be automatically released to us for cancellation.
Registration Rights Agreement
In connection with the closing of the Transactions, MarketWise, Inc., the Sponsor, the MarketWise Members, and certain other parties entered into the Registration Rights Agreement, pursuant to which MarketWise, Inc. agreed to register for resale, pursuant to Rule 415 under the Securities Act, certain shares of Class A common stock and other equity securities of MarketWise, Inc. that are held by the parties thereto from time to time. Pursuant to the Registration Rights Agreement, among other things, (i) we agreed to file and maintain registration statements covering the issuance of shares of Class A common stock upon redemption of MarketWise Units and the resale of MarketWise, Inc. securities held by the parties thereto from time to time, (ii) we will provide certain other registration rights for the shares of Class A common stock and certain other MarketWise, Inc. securities held by the MarketWise Members, the Sponsor, and certain other parties, and (iii) the Sponsor, the MarketWise Members, certain other holders, or their respective permitted transferees agreed not to transfer, sell, assign, or otherwise dispose of the shares of Class A common stock or Class B common stock held by such holders or such permitted transferees, as applicable, beginning on the closing of the Transactions and ending, (A)(i) with respect to the Sponsor and MarketWise Members that are members of our management team, on the earlier of (x) July 21, 2022 and (y) the date on which the last reported sale price of our Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations, and the like) for any 20 trading days within any 30-trading day period commencing December 18, 2021 and (ii) with respect to the MarketWise Members that are not members of our management team, January 17, 2021, and (B) on the date on which we complete a liquidation, merger, share exchange, or other similar transaction that results in all of our stockholders having the right to exchange their shares of Class A common stock and Class B common stock for cash, securities, or other property, subject to certain exceptions.
Tax Receivable Agreement
We expect to obtain an increase in our share of the tax basis of the assets of MarketWise, LLC (1) if and when (as described below under “MarketWise Operating Agreement”) the MarketWise Members receive shares of our Class A common stock (or, at our election, cash) in connection with any redemption or exchange of MarketWise Units pursuant to the MarketWise Operating Agreement and (2) in connection with certain distributions (or deemed distributions) by MarketWise, LLC (any such basis increase, the “Basis Adjustments”). The parties intend to treat any such redemption or exchange of MarketWise Units described in clause (1) above as a direct purchase by us of MarketWise Units from the MarketWise Members for U.S. federal income and other applicable tax purposes, regardless of whether such MarketWise Units are surrendered by the MarketWise Members to MarketWise, LLC for redemption or sold to us upon the exercise of our election to acquire such MarketWise Units directly. A Basis Adjustment may have the effect of increasing (for income tax purposes) depreciation and amortization deductions allocable to us and thereby reducing the amounts that we would otherwise pay in the future to various tax authorities. The Basis Adjustments may also decrease gains (or increase losses) on future dispositions of certain assets to the extent tax basis is allocated to those assets.
In connection with the consummation of the Transactions, we entered into the Tax Receivable Agreement with the MarketWise Members and MarketWise, LLC. The Tax Receivable Agreement provides for the payment by us to the MarketWise Members of 85% of the amount of tax benefits, if any, that we actually realize, or in some circumstances are deemed to realize, as a result of the transactions described above, including increases in the tax basis of the assets of MarketWise, LLC attributable to payments made under the Tax Receivable Agreement and deductions attributable to imputed interest deemed paid pursuant to the Tax Receivable Agreement. MarketWise, LLC will have in effect an election under Section 754 of the Code effective for each taxable year in which a redemption or exchange of MarketWise Units for shares of our Class A common stock or cash occurs. These Tax Receivable Agreement payments are not conditioned upon any continued ownership interest in either MarketWise, LLC or us by the MarketWise Members. The rights of the MarketWise Members under the Tax Receivable Agreement are assignable to transferees, including transferees of the MarketWise Units (other than us or MarketWise, LLC as transferee pursuant to subsequent redemptions or exchanges of the transferred MarketWise Units). We expect to benefit from the remaining 15% of tax benefits, if any, that we may actually realize.
The actual Basis Adjustments, as well as any amounts paid to the MarketWise Members under the Tax Receivable Agreement, will vary depending on a number of factors, including:
•the price of shares of Class A common stock in connection at the time of redemptions or exchanges—the Basis Adjustments, as well as any related increase in any tax deductions, are directly related to the price of shares of Class A common stock at the time of each redemption or exchange;
•the timing of any subsequent redemptions or exchanges—for instance, the increase in any tax deductions will vary depending on the fair market value, which may fluctuate over time, of the depreciable or amortizable assets of MarketWise, LLC at the time of each redemption or exchange or distribution (or deemed distribution);
•the extent to which such redemptions or exchanges are taxable—if a redemption or exchange is not taxable for any reason, the Basis Adjustments, as well as any related increase in tax deductions, relating to such redemption or exchange will not be available; and

•the amount and timing of our income—the Tax Receivable Agreement generally will require us to pay 85% of the tax benefits as and when those benefits are treated as realized under the terms of the Tax Receivable Agreement. If we do not have taxable income, we generally will not be required (absent a change of control or other circumstances requiring an early termination payment) to make payments under the Tax Receivable Agreement for that taxable year because no tax benefits will have been actually realized. However, any tax benefits that do not result in realized tax benefits in a given taxable year will likely generate tax attributes that may be utilized to generate tax benefits in previous or future taxable years. The utilization of any such tax attributes generally will result in payments under the Tax Receivable Agreement.
For purposes of the Tax Receivable Agreement, cash savings in income tax will be computed by comparing our actual income tax liability (subject to certain assumptions relating to state and local income taxes) to the amount of such taxes that we would have been required to pay had there been no Basis Adjustments and had the Tax Receivable Agreement not been entered into. The Tax Receivable Agreement generally applies to each of our taxable years, beginning with the 2021 taxable year. There is no maximum term for the Tax Receivable Agreement; however, the Tax Receivable Agreement may be voluntarily terminated by us pursuant to an early termination procedure and shall be terminated upon the occurrence of certain mergers, asset sales, other forms of business combinations, or other changes of control or our material breach of our material obligations under the Tax Receivable Agreement under certain circumstances, and in each case we shall be obligated to pay the MarketWise Members an agreed upon amount equal to the estimated present value of the remaining payments to be made under the agreement (calculated based on certain assumptions, including regarding tax rates and utilization of the Basis Adjustments). However, our ability to make such payment may be subject to various limitations and restrictions, such as restrictions on distributions that would either violate any contract or agreement to which we or MarketWise, LLC are then a party, or any applicable law.
The payment obligations under the Tax Receivable Agreement are our obligations and not of MarketWise, LLC. Although the actual timing and amount of any payments that may be made under the Tax Receivable Agreement will vary, we expect that the payments that we may be required to make to the MarketWise Members will be substantial. Any payments made by us to the MarketWise Members under the Tax Receivable Agreement will generally reduce the amount of cash that might have otherwise been available to us. To the extent that we are unable to make payments under the Tax Receivable Agreement for any reason, the unpaid amounts will be deferred and will accrue interest until paid. Our failure to make any payment required under the Tax Receivable Agreement (including any accrued and unpaid interest) within 90 calendar days of the date on which the payment is required to be made will constitute a material breach of a material obligation under the Tax Receivable Agreement, which will generally terminate the Tax Receivable Agreement and accelerate payments thereunder, unless the applicable payment is not made because (i) we are prohibited from making such payment under the terms of the Tax Receivable Agreement or the terms governing certain of our indebtedness or (ii) we do not have, and despite using commercially reasonable efforts cannot obtain, sufficient funds to make such payment. In addition, we are obligated to use commercially reasonable efforts to avoid entering into any agreements that could be reasonably anticipated to materially delay the timing of the making of any payments under the Tax Receivable Agreement, which could limit our ability to pursue strategic transactions.
Decisions made by us in the course of running our business, such as with respect to mergers, asset sales, other forms of business combinations, or other changes in control, may influence the timing and amount of payments that are received by the MarketWise Members under the Tax Receivable Agreement. For example, the earlier disposition of assets following a transaction that results in a Basis Adjustment will generally accelerate payments under the Tax Receivable Agreement and increase the present value of such payments.
The Tax Receivable Agreement provides that if (i) we materially breach any of our material obligations under the Tax Receivable Agreement, (ii) certain mergers, asset sales, other forms of business combinations, or other changes of control were to occur, or (iii) we elect an early termination of the Tax Receivable Agreement, then our obligations, or our successor’s obligations, under the Tax Receivable Agreement would accelerate and become due and payable, based on certain assumptions, including an assumption that we would have sufficient taxable income to fully utilize all potential future tax benefits that are subject to the Tax Receivable Agreement, and an assumption that, as of the effective date of the acceleration, any MarketWise Member that has MarketWise Units that have not been exchanged is deemed to have exchanged such MarketWise Units for the fair market value of the shares of our Class A common stock or the amount of cash that would be received by such MarketWise Member had such MarketWise Units actually been exchanged on such date, whichever is lower. However, as noted above, our ability to make such payments may be limited by restrictions on distributions that would either violate any contract or agreement to which we or MarketWise, LLC are then a party, or any applicable law.
As a result of the foregoing, we would be required to make an immediate cash payment equal to the estimated present value (calculated based on a discount rate equal to LIBOR plus 100 basis points) of the anticipated future tax benefits that are the subject of the Tax Receivable Agreement based on certain assumptions, which payment may be made significantly in advance of the actual realization, if any, of those future tax benefits and, therefore, we could be required to make cash payments to the MarketWise Members that are greater than the specified percentage of the actual benefits we ultimately realize in respect of the tax benefits that are subject to the Tax Receivable Agreement. In these situations, our obligations under the Tax Receivable Agreement could have a material adverse effect on our liquidity and could have the effect of delaying, deferring or preventing certain mergers, asset sales, other forms of business combinations, or other changes of control. We cannot assure that we will be able to finance our obligations under the Tax Receivable Agreement or that we will be able to make the immediate cash payment described above to the extent our or MarketWise, LLC’s ability to make such payment is restricted as described above.
Payments under the Tax Receivable Agreement will be based on the tax reporting positions that we determine, and the IRS or another tax authority may challenge all or part of the Basis Adjustments, as well as other related tax positions we take, and a court could sustain any such challenge. If the outcome of any such challenge to any Basis Adjustments or the deduction of imputed interest deemed paid pursuant to the Tax Receivable Agreement would reasonably be expected to materially affect a recipient’s payments under the Tax Receivable Agreement, then we will not be permitted to settle or to fail to contest such challenge without the consent (not to be unreasonably withheld or delayed) of each MarketWise Member, and any such restrictions will apply for as long as the Tax Receivable Agreement remains in effect. We will not be reimbursed for any cash payments previously made to the MarketWise Members pursuant to the Tax Receivable Agreement if any tax benefits initially claimed by us are subsequently challenged by a taxing authority and ultimately disallowed. Instead, in such circumstances, any excess cash payments made by us to the MarketWise Members will be netted against any future cash payments that we might otherwise be required to make under the terms of the Tax Receivable Agreement. However, we might not determine that we have effectively made an excess cash payment to the MarketWise Members for a number of years following the initial time of such payment. As a result, it is possible that we could make cash payments under the Tax Receivable Agreement that are substantially greater than our actual cash tax savings.

Payments are generally due under the Tax Receivable Agreement within a specified period of time following the filing of our tax return for the taxable year with respect to which the payment obligation arises, although interest on such payments will begin to accrue at a rate of LIBOR plus 100 basis points from the due date (without extensions) of such tax return. Any late payments that may be made under the Tax Receivable Agreement will continue to accrue interest at LIBOR plus 500 basis points until such payments are made, including any late payments that we may subsequently make because we did not have enough available cash to satisfy our payment obligations at the time at which they originally arose or were prohibited from making such payments under the terms governing certain of our indebtedness (although such payments are not considered late payments and therefore would accrue interest at the lower interest if we make such payments promptly after such limitations are removed). Subject to certain exceptions as noted above, our failure to make any payment required under the Tax Receivable Agreement (including any accrued and unpaid interest) within 90 calendar days of the date on which the payment is required to be made will constitute a material breach of a material obligation under the Tax Receivable Agreement under certain circumstances, in which case, the Tax Receivable Agreement will terminate and future payments thereunder will be accelerated, as noted above.
MarketWise Operating Agreement
In connection with the consummation of the Transactions, MarketWise, Inc. and the other members of MarketWise, LLC entered into the MarketWise Operating Agreement.
Appointment as Managing Member. Under the MarketWise Operating Agreement, MarketWise, Inc. is the sole manager of MarketWise, LLC. As the sole manager, MarketWise, Inc. will generally be able to control all of the day-to-day business affairs and decision-making of MarketWise, LLC without the approval of any other member. As such, MarketWise, Inc., through its officers and directors, will be responsible for all operational and administrative decisions of MarketWise, LLC and daily management of MarketWise, LLC’s business. Pursuant to the terms of the MarketWise Operating Agreement, MarketWise, Inc. cannot be removed or replaced as the sole manager of MarketWise, LLC except by its resignation, which may be given at any time by written notice to the other members.
Compensation; Expenses. MarketWise, Inc. will not be entitled to compensation for its services as the manager of MarketWise, LLC except as expressly provided for in the MarketWise Operating Agreement. MarketWise, Inc. is entitled to reimbursement by MarketWise, LLC for reasonable out-of-pocket expenses incurred on behalf of MarketWise, LLC, including all expenses associated with being a public company and maintaining its corporate existence.
Distributions. The MarketWise Operating Agreement requires Tax Distributions (as defined therein) to be made by MarketWise, LLC to its members on a pro rata basis, except to the extent such distributions would render MarketWise, LLC insolvent or are otherwise prohibited by law. Tax Distributions will be made on a quarterly basis, to each member of MarketWise, LLC, including MarketWise, Inc., based on such member’s allocable share of the taxable income of MarketWise, LLC and an assumed tax rate that will be determined by MarketWise, Inc., as described below. For this purpose, each member’s allocable share of MarketWise, LLC’s taxable income shall be net of its share of taxable losses of MarketWise, LLC and, with respect to MarketWise, Inc., shall be determined without regard to any increases to the tax basis of our property pursuant to Sections 734(b) or 743(b) of the Code. The assumed tax rate for purposes of determining tax distributions from MarketWise, LLC to its members will be the highest combined federal, state, and local tax rate that may potentially apply to a corporate or individual taxpayer (whichever is higher) resident in Baltimore, Maryland, taking into account certain assumptions and without regard to the actual final tax liability of any such member. The MarketWise Operating Agreement also allows for cash distributions to be made by MarketWise, LLC (subject to MarketWise, Inc.’s sole discretion as the sole manager of MarketWise, LLC) to its members on a pro rata basis out of Distributable Cash (as defined therein). We expect MarketWise, LLC may make distributions out of Distributable Cash periodically and as necessary to enable us to cover MarketWise, Inc.’s operating expenses and other obligations, including tax liability and other obligations under the Tax Receivable Agreement, except to the extent such distributions would render MarketWise, LLC insolvent or are otherwise prohibited by law.
Transfer Restrictions. The MarketWise Operating Agreement generally does not permit transfers of MarketWise Units by members, except for transfers to permitted transferees, transfers pursuant to the participation right described below, and other limited exceptions. The MarketWise Operating Agreement may impose additional restrictions on transfers (including redemptions described below with respect to each MarketWise Unit) that are necessary or advisable so that MarketWise, LLC is not treated as a “publicly traded partnership” for U.S. federal income tax purposes. In the event of a permitted transfer under the MarketWise Operating Agreement, such transferring member will be required to simultaneously transfer shares of our Class B common stock held by such transferring member to such transferee equal to the number of MarketWise Units that were transferred to such transferee in such permitted transfer.
The MarketWise Operating Agreement provides that, in the event that a tender offer, share exchange, issuer bid, take-over bid, recapitalization, or similar transaction with respect to our Class A common stock, each of which we refer to as a “PubCo Offer,” is approved by our Board or otherwise effected or to be effected with the consent or approval of our Board, each holder of MarketWise Units (other than MarketWise, Inc. and its subsidiaries) shall be permitted to participate in such PubCo Offer by delivering a participation redemption notice, which shall be effective immediately prior to, and contingent upon, the consummation of such PubCo Offer. If a PubCo Offer is initially proposed by MarketWise, Inc., then MarketWise, Inc. is required to use its reasonable best efforts to enable and permit the holders of such MarketWise Units to participate in such PubCo Offer to the same extent or on an economically equivalent basis as the holders of shares of our Class A common stock and without being required to exchange MarketWise Units or shares of our Class B Common Stock prior to consummation of the PubCo Offer; provided that in no event shall any such holder of MarketWise Units be entitled to receive aggregate consideration for each such MarketWise Unit that is greater than the consideration payable in respect of each share of our Class A common stock pursuant to the PubCo Offer.
Except for certain exceptions, any transferee of MarketWise Units must assume, by executing a joinder to the MarketWise Operating Agreement, all of the obligations of a transferring member with respect to the transferred MarketWise Units, and such transferee shall be bound by any limitations and obligations under the MarketWise Operating Agreement (without relieving the transferring member from any applicable limitations and obligations) even if the transferee is not admitted as a member of MarketWise, LLC. A member shall retain all duties, liabilities, and obligations of a member until the transferee is accepted as a substitute member in accordance with the MarketWise Operating Agreement and MarketWise, Inc., as manager, may, in its sole discretion, reinstate all or any portion of the rights and privileges of such member with respect to such transferred MarketWise Units for any period of time prior to the admission date of the substitute member.

Maintenance of One-to-One Ratio between Shares of Class A Common Stock and MarketWise Units Owned by MarketWise, Inc., One-to-One Ratio between Sponsor Earnout Shares and Sponsor Earnout Units Owned by MarketWise, Inc., and One-to-one Ratio between Shares of Class B Common Stock and MarketWise Units Owned by the MarketWise Members.
Except as otherwise determined by MarketWise, Inc., the MarketWise Operating Agreement requires MarketWise, LLC to take all actions with respect to its MarketWise Units, including issuances, reclassifications, distributions, divisions, or recapitalizations, to maintain at all times (1) a one-to-one ratio between the number of MarketWise Units owned by MarketWise, Inc., directly or indirectly, and the aggregate number of shares of our Class A common stock issued and outstanding (not including Sponsor Earnout Class A Shares (as defined in the MarketWise Operating Agreement)), (2) a one-to-one ratio between the number of Sponsor Earnout Units (as defined in the MarketWise Operating Agreement) owned by MarketWise, Inc., directly or indirectly, and the aggregate number of Sponsor Earnout Class A Shares issued and outstanding, and (3) a one-to-one ratio between the aggregate number of MarketWise Units owned by the MarketWise Members (other than MarketWise, Inc. and its subsidiaries), directly or indirectly, and the number of shares of our Class B common stock issued and outstanding. This ratio requirement disregards (1) shares of our Class A common stock issuable under unvested options issued by MarketWise, Inc. or Management Members Earnout Shares, (2) treasury stock, and (3) preferred stock or other debt or equity securities (including warrants, options, or rights) issued by MarketWise, Inc. that are convertible into or exercisable or exchangeable for shares of our Class A common stock, except to the extent MarketWise, Inc. has contributed the net proceeds from such other securities, including any exercise or purchase price payable upon conversion, exercise, or exchange thereof, to the equity capital of MarketWise, LLC. Except as otherwise determined by MarketWise, Inc., if MarketWise, Inc. issues, transfers, or delivers from treasury stock or repurchases or redeems shares of our Class A common stock in a transaction not contemplated by the MarketWise Operating Agreement, MarketWise, Inc. as manager of MarketWise, LLC will have the authority to take all actions such that, after giving effect to all such issuances, transfers, deliveries, or repurchases or redemptions, the number of outstanding MarketWise Units and Sponsor Earnout Units owned by MarketWise, Inc., directly or indirectly, equals, on a one-for-one basis, the number of outstanding shares of our Class A common stock (including Sponsor Earnout Class A Shares). Except as otherwise determined by MarketWise, Inc., if MarketWise, Inc. issues, transfers, or delivers from treasury stock or repurchases or redeems any of MarketWise, Inc.’s preferred stock in a transaction not contemplated by the MarketWise Operating Agreement, MarketWise, Inc. as manager has the authority to take all actions such that, after giving effect to all such issuances, transfers, deliveries repurchases or redemptions, MarketWise, Inc. holds (in the case of any issuance, transfer or delivery) or ceases to hold (in the case of any repurchase or redemption) equity interests in MarketWise, LLC which (in MarketWise, Inc.’s good faith determination) are in the aggregate substantially economically equivalent to the outstanding preferred stock of MarketWise, Inc. so issued, transferred, delivered, repurchased, or redeemed. Except as otherwise determined by MarketWise, Inc., MarketWise, LLC is prohibited from undertaking any subdivision (by any split of units, distribution of units, reclassification, recapitalization, or similar event) or combination (by reverse split of units, reclassification, division, recapitalization, or similar event) of MarketWise Units that is not accompanied by an identical subdivision or combination of (1) shares of our Class A common stock to maintain at all times a one-to-one ratio between the number of MarketWise Units owned by MarketWise, Inc. and the number of outstanding shares of our Class A common stock, (2) Sponsor Earnout Shares to maintain at all times a one-to-one ratio between the number of Sponsor Earnout Units owned by MarketWise, Inc. and the number of outstanding Sponsor Earnout Class A Shares, and (3) shares of our Class B common stock to maintain at all times a one-to-one ratio between the number of MarketWise Units owned by the members (other than MarketWise, Inc. and its subsidiaries) and the number of outstanding shares of our Class B common stock, as applicable, in each case, subject to certain exceptions.
Excluding certain warrants, options, or similar instruments granted pursuant to any equity plan or stock option plan in effect on, or adopted after, the date of the MarketWise Operating Agreement by MarketWise, LLC or MarketWise, Inc., in the event any holder of a warrant to purchase shares of our Class A common stock (the “Upstairs Warrants”) exercises an Upstairs Warrant, then MarketWise, Inc. will cause a corresponding exercise (including by effecting such exercise in the same manner, i.e., by payment of a cash exercise price or on a cashless basis) of a warrant to purchase MarketWise Units with similar terms held by MarketWise, Inc., such that the number of shares of our Class A common stock issued in connection with the exercise of such Upstairs Warrants will be matched with a corresponding number of MarketWise Units issued by MarketWise, LLC to MarketWise, Inc. In the event that an Upstairs Warrant is redeemed, MarketWise, LLC will redeem a warrant to purchase MarketWise Units with similar terms held by MarketWise, Inc.
Issuance of MarketWise Units upon Exercise of Options or Issuance of Other Equity Compensation. When MarketWise, Inc. issues shares of our Class A common stock in settlement of stock options granted to persons that are not officers or employees of MarketWise, LLC or its subsidiaries, MarketWise, Inc. will make a capital contribution in an amount equal to the exercise price, and shall be deemed to make, a capital contribution to MarketWise, LLC equal to the aggregate value of such shares of our Class A common stock and MarketWise, LLC will issue to MarketWise, Inc. a number of MarketWise Units equal to the number of shares issued by MarketWise, Inc. When MarketWise, Inc. issues shares of our Class A common stock in settlement of stock options granted to persons that are officers or employees of MarketWise, LLC or its subsidiaries, then MarketWise, Inc. will be deemed to have sold directly to the person exercising such award a portion of the value of each share of our Class A common stock, as applicable, equal to the exercise price per share divided by the market price per share, and MarketWise, Inc. will be deemed to have sold directly to MarketWise, LLC (or the applicable subsidiary of MarketWise, LLC) the difference between the exercise price and market price per share for each such share of our Class A common stock. In cases where MarketWise, Inc. grants other types of equity compensation (including Management Members Earn-Out Shares) to employees of MarketWise, LLC or its subsidiaries, on each applicable vesting date MarketWise, Inc. will be deemed to have sold to MarketWise, LLC (or such subsidiary) the number of vested shares at a price equal to the market price per share, MarketWise, LLC (or such subsidiary) will deliver the shares to the applicable person, and MarketWise, Inc. will be deemed to have made a capital contribution to MarketWise, LLC equal to the purchase price for such shares in exchange for an equal number of MarketWise Units. In the event shares delivered to an applicable person are forfeited following vesting, the MarketWise Units issued to MarketWise, Inc. shall also be forfeited.
Dissolution. The MarketWise Operating Agreement will provide that the consent of MarketWise, Inc., as the managing member of MarketWise, LLC, and members holding a majority of the MarketWise Units then outstanding (excluding MarketWise Units held directly or indirectly by MarketWise, Inc.) will be required to voluntarily dissolve MarketWise, LLC. In addition to a voluntary dissolution, MarketWise, LLC will be dissolved upon the entry of a decree of judicial dissolution or other circumstances in accordance with Delaware law. Upon a dissolution event, the proceeds of a liquidation will be distributed in the following order: (1) first, to pay the expenses of winding up MarketWise, LLC; (2) second, to pay debts, liabilities and obligations owed to creditors of MarketWise, LLC other than members; (3) third, to pay debts, liabilities and obligations owed to the members (other than payments or distributions owed to the members in their capacity as such pursuant to the MarketWise Operating Agreement); and (4) fourth, to the members pro-rata in accordance with their respective percentage ownership interests in MarketWise, LLC (as determined based on the number of MarketWise Units held by a member relative to the aggregate number of all outstanding MarketWise Units).
Confidentiality. Each member of MarketWise, LLC (other than MarketWise, Inc.) agrees to maintain the confidentiality of MarketWise, LLC’s confidential information. This obligation excludes information independently developed by the members, information that is or becomes generally available to the public other than as a result by a member or its affiliates or representatives, information that is or becomes available to a member from a source other than MarketWise, Inc., MarketWise, LLC, or their representatives; provided that such source is not, and was not known, by such member to be bound by a confidentiality agreement with, or any other confidentiality obligation owed to MarketWise, Inc., MarketWise, LLC, or any of their respective affiliates or representatives or under the terms of the MarketWise Operating Agreement or information approved for release by written authorization of the Chief Executive Officer, the Chief Financial Officer, or the General Counsel of either MarketWise, LLC or MarketWise, Inc.
Indemnification. The MarketWise Operating Agreement will provide for indemnification of the manager, members and officers of MarketWise, LLC and their respective subsidiaries or affiliates.
MarketWise Unit Redemption Right. The MarketWise Operating Agreement will provide a redemption right to the members (other than MarketWise, Inc. and its subsidiaries) which will entitle them to have their MarketWise Units redeemed for, at MarketWise, Inc.’s election (determined by a majority of our independent directors (within the meaning of the Nasdaq rules) who are disinterested), newly issued shares of our Class A common stock on a one-for-one basis, or, to the extent funded with cash proceeds received from an equity offering by MarketWise, Inc., a cash payment equal to the volume weighted average market price of one share of our Class A common stock for each MarketWise Unit so redeemed, in each case in accordance with the terms of the MarketWise Operating Agreement. In connection with the exercise of the redemption or exchange of MarketWise Units (1) the members will be required to surrender an equal number of shares of our Class B common stock registered in the name of such redeeming or exchanging member, which will thereafter be transferred to MarketWise, Inc. and will be canceled for no consideration on a one-for-one basis with the number of MarketWise Units so redeemed or exchanged and (2) all redeeming members will surrender such MarketWise Units to MarketWise, LLC for cancellation. MarketWise, Inc. will then contribute cash or shares of our Class A common stock, as applicable, to MarketWise, LLC in exchange for an amount of newly issued MarketWise Units that will be issued to MarketWise, Inc. equal to the number of MarketWise Units redeemed from the member. MarketWise, LLC will then distribute the cash or shares of our Class A common stock, as applicable, to such member to complete the redemption. Alternatively, MarketWise, Inc. may, at its election determined by a majority of our independent directors (within the meaning of the Nasdaq rules) who are disinterested, effect a direct exchange with the applicable members of such shares of Class A common stock or such cash, as applicable, for such MarketWise Units in lieu of such a redemption. The determination of a whether to redeem MarketWise Units for shares of our Class A common stock or cash (an “Election Decision”) will be made by the “Disinterested Majority” of our Board. We expect that the Disinterested Majority will exclude any directors who directly or indirectly have a material interest (including an economic interest) in such Election Decision. By giving discretion for an Election Decision only to the Disinterested Majority, we seek to avoid conflicts of interest that could bring into question the integrity of such an Election Decision. In making an Election Decision, the Disinterested Majority may take into account general economic and business conditions, our financial condition and operating results, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax, and regulatory restrictions, the potential dilutive impact of new issuances of Class A common stock, and such other factors as the Disinterested Majority may deem relevant.
Each MarketWise Member’s (other than MarketWise, Inc. and its subsidiaries) redemption rights will be subject to certain customary limitations, including the expiration of any contractual lock-up period relating to the shares of our Class A common stock that may be applicable to such member and the absence of any liens or encumbrances on such MarketWise Units redeemed. Additionally, in the case MarketWise, Inc. elects a cash settlement, such member may retract its redemption request within a specified period of time. Moreover, in the case of a settlement in shares of our Class A common stock, such redemption may be conditioned on the closing of an underwritten distribution of the shares of our Class A common stock that may be issued in connection with such proposed redemption. In the case of a settlement in shares of our Class A common stock, such member may also revoke or delay its redemption request if the following conditions exist: (1) any registration statement pursuant to which the resale of the shares of our Class A common stock to be registered for such member at or immediately following the consummation of the redemption shall have ceased to be effective pursuant to any action or inaction by the SEC or no such resale registration statement has yet become effective; (2) MarketWise, Inc. failed to cause any related prospectus to be supplemented by any required prospectus supplement necessary to effect such redemption; (3) MarketWise, Inc. exercised its right to defer, delay, or suspend the filing or effectiveness of a registration statement and such deferral, delay or suspension shall affect the ability of such member to have its shares of Class A common stock registered at or immediately following the consummation of the redemption; (4) such member is in possession of any material non-public information concerning MarketWise, Inc., the receipt of which results in such member being prohibited or restricted from selling shares of Class A common stock at or immediately following the redemption without disclosure of such information (and MarketWise, Inc. does not permit disclosure); (5) any stop order relating to the registration statement pursuant to which the shares of Class A common stock were to be registered by such member at or immediately following the redemption shall have been issued by the SEC; (6) there shall have occurred a material disruption in the securities markets generally or in the market or markets in which the Class A common stock is then traded; (7) there shall be in effect an injunction, a restraining order or a decree of any nature of any governmental entity that restrains or prohibits the redemption; (8) MarketWise, Inc. shall have failed to comply in all material respects with its obligations under the Registration Rights Agreement, and such failure shall have affected the ability of such member to consummate the resale of the shares of Class A common stock to be received upon such redemption pursuant to an effective registration statement; or (9) the redemption date would occur three business days or less prior to, or during, a blackout period.
Whether by redemption or exchange, MarketWise, Inc. is obligated to ensure that at all times the number of MarketWise Units that MarketWise, Inc. owns equals the number of outstanding shares of our Class A common stock (subject to certain exceptions for treasury shares and shares underlying certain convertible or exchangeable securities).
Amendments. In addition to certain other requirements, MarketWise, Inc.’s prior written consent, as manager, and the prior written consent of members holding a majority of the MarketWise Units then outstanding and entitled to vote (excluding MarketWise Units held directly or indirectly by MarketWise, Inc.) will generally be required to amend or modify the MarketWise Operating Agreement.

Licensing and Solicitation Fees
Stansberry Research licenses its names and logos to Stansberry Asset Management LLC (“SAM”) in exchange for licensing fees. Stansberry Research also receives solicitation fees from SAM when Stansberry Research’s customers sign up to receive services from SAM. The amount of such fees accrued in the year ended December 31, 2023 was approximately $737 thousand. Marco Ferri, Mark Arnold, Stephen Sjuggerud, Porter Stansberry, and Michael Palmer are indirect, passive owners of SAM.
Leases
We lease an office property from Sandlapper II, LLC. Stephen Sjuggerud and Michael Palmer are owners of Sandlapper II, LLC. The amount paid under the lease in the year ended December 31, 2023 was approximately $48 thousand.
We lease certain office spaces from an affiliate of Monument and Cathedral, LLC. The amount paid under the lease in the year ended December 31, 2023 was approximately $1.7 million.
Revenue Share Arrangements
Our operating companies regularly enter into informal revenue share arrangements with subsidiaries of Monument & Cathedral, LLC. Under such arrangements, our operating companies pay such subsidiaries a percentage of the revenue generated by their marketing efforts or a fixed price for each customer that our operating companies acquire through their marketing efforts. These revenue share arrangements are generally informal and only last for the duration of the marketing effort, which is typically short term. In the year ended December 31, 2023, we paid Monument & Cathedral, LLC or its subsidiaries approximately $6.6 million under such arrangements.
Our operating companies also enter into similar informal arrangements under which subsidiaries of Monument & Cathedral, LLC pay our participating operating companies for their marketing efforts. In the year ended December 31, 2023, Monument & Cathedral, LLC paid us approximately $0.5 million under such arrangements.
We expect our revenue share arrangements with Monument & Cathedral, LLC and its subsidiaries to continue.
Our operating companies also enter into similar informal arrangements under which Porter & Co. paid our participating operating companies for their marketing efforts. In the year ended December 31, 2023, Porter & Co. paid us approximately $3.9 million under such arrangements.
Other Services
A number of subsidiaries of Monument & Cathedral, LLC provide various administrative services to our operating companies. The total amount paid to Monument & Cathedral, LLC’s subsidiaries in the year ended December 31, 2023 was approximately $0.9 million.
We provide portfolio tracking services to a number of subsidiaries of Monument & Cathedral, LLC. In the year ended December 31, 2023, Monument & Cathedral, LLC paid us approximately $0.5 million for such services.
Buttonwood Publishing Transaction
On December 1, 2023, we sold certain assets of Crowdability, Inc. (“Buttonwood Publishing”), a business we acquired in 2022 to a related party. The Company will receive contingent consideration based on the level of subscription sales the buyer achieves from certain customers beginning from the sale date through December 1, 2026, as defined in the sale agreement. The fair value of the contingent consideration was estimated to be approximately $1.3 million. The contingent consideration will be remeasured at the end of each reporting period.

POLICIES AND PROCEDURES FOR RELATED PERSON TRANSACTIONS

Our Board adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions. A “related person transaction” is a transaction, arrangement or relationship in which the post-combination company or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000 and in which any related person had, has or will have a direct or indirect material interest. A “related person” means:

•any person who is, or at any time during the applicable period was, one of our executive officers or directors;

•any person who is known by the post-combination company to be the beneficial owner of more than 5% of our voting stock;

•any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of our voting stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of our voting stock; and

•any firm, corporation or other entity in which any of the foregoing persons is a partner or principal, or in a similar position, or in which such person has a 10% or greater beneficial ownership interest.

We have policies and procedures designed to minimize potential conflicts of interest arising from any dealings we may have with our affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to the audit committee charter, the Audit Committee will have the responsibility to review related party transactions.

OTHER MATTERS

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the fiscal year ended December 31, 2023, the members of our Compensation Committee were Van Simmons, Matthew Smith, and Glenn Tongue. None of the members of our Compensation Committee is a current employee of the Company. During the fiscal year ended December 31, 2023, no relationship required to be disclosed by the rules of the SEC existed aside from those identified herein.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. To our knowledge, based solely on a review of applicable reports filed with the SEC and written representations that no other reports were required, all Section 16(a) filing requirements were complied with during the year ended December 31, 2023, except for one late Form 3 filing and one late Form 4 filing for Mr. Smith disclosing a total of 2 transactions; one late Form 3 filing for Dr. Eifrig; two late Form 4 filings for Mr. Stansberry disclosing a total of 5 transactions; one late Form 4 filing for Monument & Cathedral Holdings, LLC disclosing a total of two transactions; and five late Form 4 filings by Greenhaven Road Investment Management, L.P. disclosing a total of 27 transactions.

STOCKHOLDERS’ PROPOSALS
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2025 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Corporate Secretary at our offices at 1125 N. Charles Street, Baltimore, MD 21201 in writing not later than December 31, 2024.
Stockholders intending to present a proposal at the 2025 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Corporate Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2025 Annual Meeting of Stockholders no earlier than the close of business on February 6, 2025 and no later than the close of business on March 8, 2025. The notice must contain the information required by the Bylaws, a copy of which is available upon request to our Corporate Secretary. In the event that the date of the 2025 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after June 30, 2024, then our Corporate Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2025 Annual Meeting and not later than the close of business on the 90th day prior to the 2025 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by us. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases notwithstanding the stockholder’s compliance with this deadline.
We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

OTHER MATTERS AT THE ANNUAL MEETING

Our Board is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies will vote thereon in their discretion.

SOLICITATION OF PROXIES

The accompanying proxy is solicited by and on behalf of our Board, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services.

We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials, to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.

ANNUAL REPORT ON FORM 10-K
A copy of MarketWise’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including financial statements and schedules thereto but not including exhibits, as filed with the SEC, will be sent to any stockholder of record on April 12, 2024 without charge upon written request addressed to:
MarketWise, Inc.
Attention: Corporate Secretary
1125 N. Charles Street
Baltimore, MD 21201
A reasonable fee will be charged for copies of exhibits. You also may access this proxy statement and our Annual Report on Form 10-K at www.sec.gov. You also may access our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 at www.investors.marketwise.com.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.
By Order of the Board of Directors
/s/ Scott Forney
Scott Forney
General Counsel and Corporate Secretary
Baltimore, MD
April 26, 2024

MarketWise

1125 N. CHARLES STREET
BALTIMORE, MARYLAND 21201

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 5, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/MKTW2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 5, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V45919-P09669 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MARKETWISE, INC.

The Board of Directors recommends you vote FOR ALL of the following nominees:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) F. Porter Stansberry
02) Michael Palmer
03) Glenn Tongue
04) Matthew Smith

The Board of Directors recommends you vote FOR the following proposal:

NOTE: Such other business as may properly come before the stockholder meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

V45920-P09669

MARKETWISE, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
JUNE 6, 2024

The stockholder(s) hereby appoint(s) F. Porter Stansberry, Chairman of the Board and Chief Executive Officer, and Erik Mickels, Chief Financial Officer or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A Common Stock and/or Class B Common Stock, as applicable, of MarketWise, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., Eastern Time on Thursday, June 6, 2024, virtually at www.virtualshareholdermeeting.com/MKTW2024, and any adjournment or postponement thereof (the "Annual Meeting").

Such proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made, and (z) on such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side